                       Securities and Exchange Commission
                             Washington, D.C. 20549



                              ---------------------
                                 Amendment No. 1
                                    Form SB-2
             Registration Statement Under The Securities Act of 1933
                              ---------------------



                           Innofone.com, Incorporated
                 (Name of Small Business Issuer in its Charter)



        Nevada                           4813                98-020313
------------------------------ ----------------------------  -------------------
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                              ---------------------

                         241 Applewood Crescent, Suite 4
                                Vaughan, Ontario
                                     Canada
                                 (416) 207-0046
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business )

                              ---------------------


                                   Larry Hunt
                      President and Chief Executive Officer
                         241 Applewood Crescent, Suite 4
                                Vaughan, Ontario
                                     Canada
                                 (416) 207-0046
           (Name, Address, and Telephone number of Agent for Service)


                                   Copies to:
                                James Berns, Esq.
                                  Berns & Berns
                              One Rockefeller Plaza
                                    Suite 210
                            New York, New York 10020

Approximate date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                             ---------------------


                         Calculation of Registration Fee




 TITLE OF
EACH CLASS
    OF                                 PROPOSED
SECURITIES                              MAXIMUM                            PROPOSED
OFFERING TO             DOLLAR       OFFERING PRICE       MAXIMUM          AMOUNT OF
    BE               AMOUNT TO BE     PER SHARE OF       AGGREGATE       REGISTRATION
REGISTERED            REGISTERED      COMMON STOCK     OFFERING PRICE         FEE
-----------           ----------      ------------     --------------         ---
 COMMON                $944,300           $0.40          $3,023,300          $910




 STOCK, PAR          $ 2,079,000          $0.80
VALUE $.001
PER SHARE


                             ---------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date or dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


         Disclosure alternative used (check one):  Alternative   1
Alternative 2 [X]
================================================================================

                           Innofone.com, Incorporated



                                  Common Stock



                                4,959,500 shares



         This prospectus is being used in connection with the offer and sale, from time to time, by stockholders of up to 4,959,500 shares of our common stock. We will receive no funds from any of these sales. The selling stockholders may sell their common stock either directly to purchasers or through brokers, dealers or agents. Our common stock is not traded on any securities exchange or the NASD OTC Bulletin Board and there is only a very limited trading market in our common stock on the over-the-counter market in the United States. Investment in our common stock involves substantial risks. See "Risk Factors" beginning on page 5.



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The information in this prospectus is not complete and may be changed. The securities covered by this registration statement may not be sold until the registration statement covering the common stock is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.



         The date of this prospectus is May 24, 2000.

                                TABLE OF CONTENTS


RISK FACTORS......................................................................................................5
         General  ................................................................................................5
                  There is the risk  that we may not have sufficient funds to develop our business and pay off loans which are due this year.  If we are unable to generate profits from operations  or raise money from outside sources, we will be unable to remain in business...........................................................5
                  It is very likely that we will sell additional common stock or other securities which are exchangeable for, or convertible into, common stock, and investors must be prepared to accept the risk that their investment in our common stock will be diluted.......................................................6
                  There is the risk that our  business will suffer if there are problems with the telephone and internet infrastructure..................................................6
                  There is the risk that, because we are a development stage company with limited financial and marketing resources which competes against huge multinational telecommunications companies and others, we may be unable to market our services and capture a meaningful portion of the market..................6
                  There is the risk that our operations and planned internet-based service offerings in the future could be hurt by new laws and regulations................................7
                  There is the risk that the existing control of Innofone by our management could result in management blocking another person from trying to buy all of our outstanding common stock from shareholders, possibly depriving the shareholders of a premium to the then current market price of the common stock..................................................................................7
                  Management's right to receive additional common stock from the conversion of preferred stock may conflict with the  company, resulting in the risk that we could  pursue a business strategy which may not be desirable........................7
                  4,959,500 shares of common stock or 20 % of the outstanding common stock is restricted from resale  but may be sold into the market soon.  This could cause the market for our common stock to drop, even if our business is doing well.............................................................................8
                  There is the risk that our business will be harmed if our outside contractors and independent sales representatives don't perform as expected............................8
                  Our agreement with Rogers Wireless Inc. imposes substantial conditions on us which we may not be able to satisfy, causing us to make substantial payments to Rogers.....................................................................9
                  The penny stock rules could adversely affect liquidity of common stock..........................9
         Enforceability of Certain Civil Liabilities..............................................................9

USE OF PROCEEDS...................................................................................................9

SELLING STOCKHOLDERS..............................................................................................9

PLAN OF DISTRIBUTION.............................................................................................14

LEGAL PROCEEDINGS................................................................................................16

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....................................................16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          .......................................................................................................17

COMMON STOCK.....................................................................................................18

DESCRIPTION OF SECURITIES........................................................................................19

INTEREST OF NAMED EXPERTS AND COUNSEL............................................................................20

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
         ACT LIABILITIES.........................................................................................20

DESCRIPTION OF BUSINESS..........................................................................................20
         General  ...............................................................................................20
         Supplying Long Distance Telephone Services..............................................................21
         Billing  ...............................................................................................22
         Marketing...............................................................................................22

AGREEMENT WITH ROGERS WIRELESS INC...............................................................................23

PLANNED BUSINESS OPERATIONS......................................................................................24
         Innofone's Strategy.....................................................................................25
         The Canadian Telecommunications Industry................................................................26
         Long Distance Services Market...........................................................................26
         Competition.............................................................................................27
         Corporate Development & Financing.......................................................................27
         Acquisition of APC Telecom..............................................................................27
         Financings..............................................................................................28

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION........................................................28

PLAN OF OPERATIONS...............................................................................................29
         Overview ...............................................................................................29
         Raising Capital.........................................................................................29

                  Results of Operations..........................................................................30
                  Year Ended June 30, 1999 with comparative figures for 1998.....................................30
         Revenues ...............................................................................................30
         Operating Expenses......................................................................................31
                  Cost of Services...............................................................................31
                  SG&A Costs.....................................................................................31
                  Amortization...................................................................................31
                  Sales and Cost of Sales........................................................................31
                  Selling, general and administrative expenses...................................................31
                  Amortization...................................................................................32
                  Interest and financing charges.................................................................32
                  Loss on sale of investment.....................................................................32
         Interim Financial Statements for the Quarter Ended December 31, 1999....................................32
                  Revenues and  cost of sales....................................................................33
                  Selling, general and administrative expenses...................................................33
                  Amortization...................................................................................34
                  Interest and bank charges......................................................................34
         Liquidity and Capital Resources.........................................................................34

DESCRIPTION OF PROPERTY..........................................................................................35

EXECUTIVE COMPENSATION...........................................................................................35

OPTIONS TO PURCHASE SECURITIES...................................................................................36
         Employee Stock Compensation Plan........................................................................37
         Compensatory Stock Option Plan..........................................................................37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................37

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.........................................................37

OTC BULLETIN BOARD...............................................................................................37

DIVIDEND INFORMATION.............................................................................................39

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL
         DISCLOSURE..............................................................................................39

SECURITIES BEING OFFERED.........................................................................................39
         Transfer Agent and Registrar............................................................................40

LEGAL MATTERS....................................................................................................40

EXPERTS  ........................................................................................................40

WHERE YOU CAN FIND ADDITIONAL INFORMATION........................................................................41

FINANCIAL STATEMENTS.............................................................................................41

INDEX TO FINANCIAL STATEMENTS....................................................................................41

AUDITORS' REPORT TO THE SHAREHOLDERS.............................................................................42

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING
         DIFFERENCE..............................................................................................43
         Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................................44
         Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...................................................45
         Item 26.  RECENT SALES OF UNREGISTERED SECURITIES.......................................................45
         Item 27.  EXHIBITS......................................................................................47
         Item 28.  UNDERTAKINGS..................................................................................48




         Our principal offices are located at 241 Applewood Crescent Vaughan, Ontario Canada. Our telephone number is (416) 207-0046. References herein to "we," "us," "our," the company and Innofone includes Innofone.com Incorporated and Innofone Canada Inc., unless the context otherwise requires.


         The information on our website, www.Innofone.com, is not part of this prospectus.

                                  RISK FACTORS

General


         Investing in our common stock involves substantial risk. Investors should carefully consider the risks described below and the other information in this prospectus, including our financial statements and the related notes, before purchasing our common stock. Our common stock should not be purchased by persons who cannot afford the loss of their entire investment.



1. There is the risk that we may not have sufficient funds to develop our business and pay off loans which are due this year. If we are unable to generate profits from operations or raise money from outside sources, we will be unable to remain in business. We first began providing long distance telephone service in Canada in 1999 and are currently losing money. On July 31, 2000, we must repay a loan in the principal amount of $501,100 plus accrued interest; on

December 31, 2000 we must repay a loan in the principal amount of $1,039,500 plus accrued interest. Both of these loans may be converted into our common stock by the holders, at their sole option. We estimate that we require approximately $4,000,000 in additional financing over the next twelve months in order to carry out our planned activities and repay the loans. We may not be successful in rasing any additional funds; and if we are able to raise it, the terms that this funding may be available to us could be expensive. If we don't raise enough funds or are unable to generate profits from operations, we will go out of business. At March 31, 2000 we had $524,000 in cash, which we estimate is sufficient to sustain operations for 4 months, provided the note due on July 31, 2000 is converted into common stock by its holders; none of the holders have notified us of their intention to do so, however.



2. It is very likely that we will sell additional common stock or other securities which are exchangeable for, or convertible into, common stock, and investors must be prepared to accept the risk that their investment in our common stock will be diluted.



3. There is the risk that our business will suffer if there are problems with the telephone and internet infrastructure. Since we do not own or operate any portion of the infrastructure, we are dependent upon the telephone companies, internet service providers and their vendors for the smooth, reliable and efficient performance of the telephone system and the internet. We are unable to control, manage or repair this infrastructure. Although our competitors and all internet- dependent businesses face similar issues, we believe that we may be less able to tolerate performance issues than they can and our business will be hurt more because we do not have their financial strength, national market presence or associated goodwill.



4. There is the risk that, because we are a development stage company with limited financial and marketing resources which competes against huge multinational telecommunications companies and others, we may be unable to market our services and capture a meaningful portion of the market. We compete against such companies as Bell Canada, AT&T, MCI/Worldcom and Sprint, all of which have substantial customer bases, financial and marketing resources and goodwill. Notwithstanding the fact that we are offering a service which promises to provide the lowest telephone rates of all major telephone carriers, our competition could respond by offering a similar plan or even undercutting our rate structure. Furthermore, traditional telecommunications companies themselves face competition from a growing number of companies which offer low-cost internet-based services. Overall, competition is significant and could even increase. The telecommunications industry is one of the most competitive industries in the world, marked by rapid technological change, an unpredictable regulatory climate, an ever increasing array of telecommunications services being offered and enormous capital spending. Moreover, various cable TV operators in the United States have begun (and others have announced their intention to begin) offering telephone service through existing cable TV lines. These companies pose a substantial threat to traditional telephone companies because of the cable TV industry's superior technology enabling greater transmission capacity, versatility and speed. The impact of cable TV companies entering the telephone business will increase competition, having unpredictable effects on the industry in general, and upon us, in particular.

These companies, as well, have substantial subscriber bases, financial and marketing resources which place our present and planned business operations at a serious competitive disadvantage.



     .
5. There is the risk that our operations and planned internet-based service offerings in the future could be hurt by new laws and regulations. It is impossible to predict the regulatory climate, controls, regulations and rules affecting telephone, broadcast, and internet-related businesses. We are presently unaware of laws, regulations or rules that prevent or restrict us from offering our services. It is possible, however, that with the integration and merger of telecommunication, computing, television and broadcast services, which some observers predict is inevitable, laws, regulations and rules may be passed and promulgated that could prevent or restrict us from pursuing our business. Furthermore, such events, if not preventing or restricting our right to pursue our business, could result in an increased competitive environment.



6. There is the risk that the existing control of Innofone by our management could result in management blocking another person from trying to buy all of our outstanding common stock from shareholders, possibly depriving the shareholders of a premium to the then current market price of the common stock. Our officers, directors, and principal shareholders, and their family members and business associates, in the aggregate, beneficially own approximately 61% of our outstanding common stock and voting rights attached to 2,500,000 shares of preferred stock so that management and persons affiliated with them presently have approximately 65% voting control of the company. In addition, management and persons affiliated with them have the right to acquire voting rights to an additional 7,500,000 shares of common stock See "Security Ownership Of Certain Beneficial Owners and Management." Our management is therefore able to exert substantial influence over the company and control most matters requiring shareholder approval, including, without limitation, the election of directors, modification of our capital structure, adoption of stock option plans and award of grants thereunder, terms and conditions of a merger or consolidation of Innofone with another company, and negotiation of the terms and conditions of a tender offer for our common stock made by another company. Such control could result in substantial shareholder dilution and, in certain circumstances, prevent shareholders from receiving a premium over the then current market value for their common stock.



7. Management's right to receive additional common stock from the conversion of preferred stock may conflict with the company, resulting in the risk that we could pursue a business strategy which may not be desirable. Management and certain founding shareholders who are either friends, family members or business associates of management have the right to receive a maximum of 7,500,000 shares of common stock pursuant to rights attached to 2,500,000 shares of preferred stock held by them. The holders of the preferred stock have the right to convert the 2,500,000 shares of the preferred stock into common stock when we have generated $7,000,000 Can. in revenues. See "Corporate Development & Financing." Although management believes that its near-term goal of generating revenues and expanding our customer base is in the best interests of the company, management's view may be in conflict with our overall objective of achieving profitable operations. There is the risk to shareholders that the company could pursue a business strategy of generating revenues which could result in management increasing its stockholdings at the expense of achieving profitability.



8. 4,959,500 shares of common stock or 20 % of the outstanding common stock is restricted from resale but may be sold into the market soon. This could cause the market for our common stock to drop, even if our business is doing well. After this offering, we will have outstanding 24,481,500 shares of common stock. This includes the 4,959,500 shares of common stock offered by the selling shareholders listed in this registration statement, which may be immediately resold. The remaining 80%, or 19,522,000 shares of common stock are currently available for resale in the public market, subject to the limitations imposed on resales by the approximately 8,846,720 shares of common stock held by affiliates, i.e. officers and directors of Innofone. The affiliates of Innofone may sell their shares in accordance with the provisions of Rule 144, promulgated under the Securities Act of 1933, as amended, which provides, in part, that they each may sell, in any 90 day period, up to one percent of Innofone's outstanding stock in a regular brokerage transaction.



         Our common stock is not traded on any securities exchange or the NASD OTC Bulletin Board and there is only a very limited trading market in our common stock in the over-the-counter market in the United States. Our common stock has not traded on the NASD OTC Bulletin Board since September 1, 1999. We have no plans to list our common stock on NASDAQ or on any securities exchange in the near future; moreover, our common stock does not qualify for a NASDAQ listing, or listing on any major stock exchange.



         Assuming conversion of the outstanding preferred stock into 7,500,000 shares of common stock, and issuance of 5,500,000 shares of common stock pursuant to rights granted to a key consultant, we will have a total of 37,481,500 shares of common stock outstanding. All the shares of common stock received from conversion of the preferred stock may be resold immediately in the public market, subject to limitations on such resales by persons considered company affiliates under federal securities laws.



         As restrictions on resales end, and more common stock not subject to resale restrictions is issued, the market price could drop significantly if the holders of this common stock sell it or are perceived by the market as intending to sell it.



9. There is the risk that our business will be harmed if our outside contractors and independent sales representatives don't perform as expected. All major facets of our present business operations, supplying long distance telephone services, billing and marketing, are primarily managed by, and are dependent upon the services and technologies of, outside contractors and independent sales representatives. The failure of any of these parties to perform in accordance with the terms and conditions of their contracts with us or to achieve forecasted levels of performance, as the case may be, would harm our business. If this happens, we may not be able to find others which are willing and able to carry out our business operations and plans without any interruptions in our routine business activities, or at all.

10. Our agreement with Rogers Wireless Inc. imposes substantial conditions on us which we may not be able to satisfy, causing us to make substantial payments to Rogers. Our agreement with Rogers requires that we arrange for a minimum of 5,000 new telephone numbers (accounts) by April 20, 2001; 15,000 new telephone numbers by April 20, 2002; and 25,000 new telephone numbers by April 20, 2003. If we do not reach these minimums we are obligated to pay Rogers an amount equal to $20 Can. times the number of telephone numbers we are short of the minimum. In addition, we are required to deposit with Rogers a security deposit of $100,000 Can. If we are unable to arrange a letter of credit, we would be forced to make a cash deposit to satisfy the condition or risk Rogers terminating the contract. The payment of $100,000 Can. at the present time would adversely affect our ability to undertake other projects or fund other operations.



11. The penny stock rules will adversely affect liquidity of common stock.
There is the risk that brokers and dealers may be prohibited from or voluntarily decline to trade our common stock because of regulations which require extensive record keeping and disclosures by brokers and dealers in connection with low-priced stocks, or so-called penny stocks, such as ours. This will result in a market of limited liquidity in which it is difficult for investors to sell stock.


ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES


         The enforcement by investors of civil liabilities under the United States federal securities laws may be adversely affected by the fact that all of our officers and directors are neither citizens nor residents of the United States. There can be no assurance that (a) U.S. stockholders will be able to effect service of process within the United States upon such persons, (b) U.S. stockholders will be able to enforce, in United States courts, judgments against such persons obtained in such courts predicated upon the civil liability provisions of United States federal securities laws, (c) appropriate foreign courts would enforce judgments of United States courts obtained in actions against such persons predicated upon the civil liability provisions of the federal securities laws, and (d) the appropriate foreign courts would enforce, in original actions, liabilities against such persons predicated solely upon the United States federal securities laws.


                                 USE OF PROCEEDS


         We will not receive any proceeds from the sale of common stock made by the selling stockholders. The funds received from the sale of the convertible debentures have been used for working capital.


                                 SELLING STOCKHOLDERS


         The following tables sets forth, as of April 30, 2000, information regarding stockholders for whom we are registering for resale to the public an aggregate of 4,959,500 shares of common stock. The tables assume that ( the total number of outstanding shares of common stock is 24,481,500.



                                                                                                                          AMOUNT OF
                                                                          AMOUNT OF                                      SHARES AND
                                                                         SHARES OWNED                                    PERCENTAGE
                                                                           PRIOR TO                AMOUNT OF             OF COMPANY
                                            RELATIONSHIP TO               OFFERING(1)               SHARES               TO BE OWNED
                NAME                            COMPANY                                             OFFERED               AFTER THE
                                                                                                                          OFFERING

Anzaldi, Giovanni                     None                                   37,500                 37,500                     0/0
Beland, Guy                           None                                   15,000                 15,000                     0/0
Blades, S.B.                          None                                   25,000                 25,000                     0/0
Berk, Aaron                           None                                  100,000                100,000                     0/0
Berk, Carolyn                         None                                  100,000                100,000                     0/0
Berk, David                           None                                   25,000                 25,000                     0/0
Berk, Lorraine                        None                                   25,000                 25,000                     0/0
Casselmam, Brian                      None                                   62,500                 62,500                     0/0
Chilsholm, John                       None                                  125,000                125,000                     0/0
C.M. Design Ltd.                      None                                   25,000                 25,000                     0/0
Crowe, Ron                            Executive Officer &                   132,500                 70,000              62,500/<1%
                                      Director
Curry, Brian                          None                                   62,500                 62,500                     0/0
Dean, Jackie                          Controller                            174,750                 18,500             156,250/<1%
Dilligaf Investments Inc.             None                                   25,000                 25,000                     0/0
Donahue, John                         None                                   12,500                 12,500                     0/0
Douris, Kelly                         None                                   12,500                 12,500                     0/0
Duncan, Dean                          None                                   12,500                 12,500                     0/0
Earle, Michael                        None                                   77,500                 77,500                     0/0

                                                                                                                          AMOUNT OF
                                                                          AMOUNT OF                                      SHARES AND
                                                                         SHARES OWNED                                    PERCENTAGE
                                                                           PRIOR TO                AMOUNT OF             OF COMPANY
                                            RELATIONSHIP TO               OFFERING(1)               SHARES               TO BE OWNED
                NAME                            COMPANY                                             OFFERED               AFTER THE
                                                                                                                          OFFERING

Fergusson, Al                         None                                   75,000                 75,000                      0/0
Flabbi, Laura                         None                                  125,000                125,000                      0/0
Gore-Hickman, Tim                     None                                   12,500                 12,500                      0/0
Hayes, Frank                          None                                   20,000                 20,000                      0/0
Humanatech Inc.                       None                                   52,500                 52,500                      0/0
Hunt, Tracey                          Wife of Larry Hunt -                   70,000                 70,000                      0/0
                                      Executive Officer
                                      and Director
Jamal, Farhan                         None                                  117,500                117,500                      0/0
Jamani, Nurali                        None                                   15,000                 15,000                      0/0
Kasam, Amir                           None                                   20,000                 20,000                      0/0
Labrecque, Denis                      None                                   27,000                 27,000                      0/0
Leddy, Donald                         None                                  155,000                155,000                      0/0
Maiorano, Giuseppe #1                 None                                   12,500                 12,500                      0/0
Maiorano, Giuseppe #2                 None                                   25,000                 25,000                      0/0
Mactaggart, John                      None                                    50,00                 50,000                      0/0
Mactaggart, Leslie                    None                                  187,500                187,500                      0/0
Marra, Rob                            None                                   62,500                 62,500                      0/0
May, John                             None                                  125,000                125,000                      0/0
MCM Holdings                          None                                  399,062                110,000                 289,062/
                                                                                                                              1.18%
Mehta Robin                           None                                   37,500                 37,500                      0/0
Menard, Frank                         None                                   18,750                 18,750                      0/0

                                                                                                                          AMOUNT OF
                                                                          AMOUNT OF                                      SHARES AND
                                                                         SHARES OWNED                                    PERCENTAGE
                                                                           PRIOR TO                AMOUNT OF             OF COMPANY
                                            RELATIONSHIP TO               OFFERING(1)               SHARES               TO BE OWNED
                NAME                            COMPANY                                             OFFERED               AFTER THE
                                                                                                                          OFFERING

Michaels, Robert & Linda              None                                   20,000                 20,000                      0/0
Miller, Robert                        None                                   75,000                 75,000                      0/0
Mithcell, Tom                         None                                   20,000                 20,000                      0/0
Moledina, Riyaz                       None                                   15,000                 15,000                      0/0
Molyneux, Robert                      None                                  125,000                125,000                      0/0
Mondoux, Michel                       None                                   20,000                 20,000                      0/0
Natale, Frank                         None                                   75,000                 75,000                      0/0
Packham, William                      None                                  125,000                125,000                      0/0
Pellerin, Guy                         None                                   87,500                 87,500                      0/0
Pogor, Paul                           None                                   31,250                 31,250                      0/0
Primex Network Inc.                   None                                   15,000                 15,000                      0/0
Quinney, Dian                         Rick Quinney's                         25,000                 25,000                      0/0
                                      sister-in-law
Quinney, Jason                        Rick Quinney's son                      6,250                  6,250                      0/0
Quinney, Lisa                         Rick Quinney's                          6,250                  6,250                      0/0
                                      daughter
Quinney, Rick                         Executive Officer                   1,632,500                 70,000               1,562,500/
                                      and Director                                                                            6.38%
Rawecki, Richard                      None                                  203,125                125,000               78,125/<1%
Redmond, Andy                         None                                  125,000                125,000                      0/0
R.J. Rawecki Sales                    None                                   62,500                 62,500                      0/0
Ruppert, Roy                          None                                  700,000                387,500                 312,500/
                                                                                                                               1.28%

                                                                                                                        AMOUNT OF
                                                                          AMOUNT OF                                    SHARES AND
                                                                         SHARES OWNED                                  PERCENTAGE
                                                                           PRIOR TO                AMOUNT OF           OF COMPANY
                                            RELATIONSHIP TO               OFFERING(1)               SHARES             TO BE OWNED
                NAME                            COMPANY                                             OFFERED             AFTER THE
                                                                                                                        OFFERING

Ruso, Francesco                       None                                   12,500                 12,500                     0/0
Saul, Perry                           None                                   75,000                 75,000                     0/0
Schultz, Robert                       None                                  125,000                125,000                     0/0
Serota, Sheldon & Ethel               None                                   17,500                 17,500                     0/0
Sgambelluri, Sal                      None                                   75,000                 75,000                     0/0
Sgambelluri, Vince                    None                                   12,500                 12,500                     0/0
Siskos, Terry                         None                                   12,500                 12,500                     0/0
Siskos, Tom                           None                                   16,500                 16,500                     0/0
Smith, Neil                           None                                  125,000                125,000                     0/0
Smith, Robert                         None                                   50,000                 50,000                     0/0
St. Croix, Lester                     None                                   25,000                 25,000                     0/0
Steinman, Larry                       None                                   25,000                 25,000                     0/0
Rahim Suleman                         None                                   25,000                 25,000                     0/0
Taurus Capital                        None                                  212,500                 62,500               150,000/<1%
Thomson, Ron                          None                                   40,000                 40,000                     0/0
Ursini, Christopher                   None                                   62,500                 62,500                     0/0
Vista Capital Corporation             None                                  305,000                125,000               180,000/<1%
Volpe, Jill                           Rick Quinney's                         98,125                 20,000                78,125/<1%
                                      sister-in-law
Volpe,Frank                           Rick Quinney's                         52,342                 25,000                27,342/<1%
                                      brother-in-law
Volpe, Mike                           Rick Quinney's                         90,625                 12,500                78,125/<1%
                                      brother-in-law

                                                                                                                          AMOUNT OF
                                                                          AMOUNT OF                                      SHARES AND
                                                                         SHARES OWNED                                    PERCENTAGE
                                                                           PRIOR TO                AMOUNT OF             OF COMPANY
                                            RELATIONSHIP TO               OFFERING(1)               SHARES               TO BE OWNED
                NAME                            COMPANY                                             OFFERED               AFTER THE
                                                                                                                          OFFERING

Volpe, Paul                           Rick Quinney's                        507,812                312,500               195,312/<1%
                                      father-in-law
Wilhelm, Lynn                         None                                   75,000                 75,000                       0/0
Witkowski, R.J.                       None                                   12,500                 12,500                       0/0
Zuchter Berk                          None                                   50,000                 50,000                       0/0



(1). Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the securities beneficially owned.


                              PLAN OF DISTRIBUTION


         Selling stockholders may from time to time offer and sell common stock directly to purchasers. They may also from time to time offer all or any of their common stock through brokers, dealers or agents. The sellers and/or the purchasers of the common stock may offer discounts, concessions or commissions to participating brokers, dealers or agents.



         The sellers and any brokers, dealers or agents who participate in the distribution of the common stock may be deemed to be underwriters. Any profits on the sale of the common stock by them and any discounts, commissions or concessions which they receive may be deemed to be underwriting discounts and commissions under the Securities Act. If the sellers are deemed to be underwriters they may be subject to certain statutory liabilities under the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act.



         The sellers may sell the common stock from time to time in one or more transactions at:


         o     fixed prices;

         o     prevailing market prices at the time of sale;
         o     varying prices determined at the time of sale; or
         o     negotiated prices.


         The common stock may be sold by one or more of the following methods, without limitation:


         o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which a broker solicits purchasers;

         o face-to-face transactions between sellers and purchasers without a broker-dealer; and the writing of options.


         In addition, subject to applicable state and foreign laws, the sellers may sell their common stock outside the United States pursuant to Rules 903 and 904 of Regulation S, in private transactions or under Rule 144, rather than pursuant to this prospectus.



         To the best of our knowledge, there are currently no plans, arrangements or understandings between any of the sellers and any broker, dealer, agent or underwriter regarding the sale of common stock by the selling shareholders. There is no assurance that any seller will sell any or all of the common stock offered by it pursuant to this prospectus or that any seller will not transfer, devise or donate such shares by means not described in this prospectus.



         The selling stockholders and any other person participating in the offering will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales. These restrictions may affect the marketability of the common stock and the ability of any person to engage in market-making activities with respect to the common stock.



         We will pay substantially all of the expenses incidental to the registration, offering and sale of the common stock covered by this prospectus, except expenses for commissions, fees and discounts of underwriters, brokers, dealers and agents.



         As used in this prospectus, reference to a selling stockholder includes its pledgees who sell common stock received from the selling stockholder after the date of this prospectus.



         Copies of this prospectus will be made available to the selling stockholders. At or prior to the time of any sale of common stock by a selling stockholder pursuant to this prospectus, the selling stockholder must deliver a copy of this prospectus to the purchaser.





                                LEGAL PROCEEDINGS


        We are not involved in any lawsuits and are unaware of any legal proceedings known to be contemplated by any governmental authorities.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


NAME                                    AGE                               POSITION
----                                    ---                               --------

Ronald Crowe                             60                          Chairman of the Board of
                                                                     Directors

Larry Hunt                               41                          President, Chief Executive
                                                                     Officer, Director

Richard Quinney                          50                          Chief Financial Officer,
                                                                     Director

Charles Blaquiere                        40                          President, Innofone Canada
                                                                     Inc.



         Directors were elected on June 26, 1998 and are expected to hold these positions until the next annual general meeting of shareholders, scheduled to be held later this year.



         There are no arrangements or understandings among any of the directors regarding their election as directors. Ron Crowe is married to Rick Quinney's sister and is Larry Hunt's uncle.


         Ronald Crowe - In 1989, Mr. Crowe formed Metrowide Communications, a company that offered a flat rate long distance service along with a per minute long distance service primarily in the Greater Toronto Area. In 1995 Metrowide Communications was sold to ACC Telecommunications. (ACC Telecommunications was subsequently acquired by AT&T Canada) After the buyout, Mr. Crowe continued on as a consultant to Metrowide to assist with the transition to the new owners until the fall of 1995. As part of the sale of Metrowide, Mr. Crowe was subject to a non-compete clause preventing him from doing business in the telecommunications industry for a period of two years.

         After leaving Metrowide, Mr. Crowe went into semi-retirement. In the spring of 1996, he began working part-time on an internet related worldwide yellow page directory project referred to as Yelp. Mr. Crowe worked on the Yelp project with two other partners until the fall of 1997 when they decided to abandon the project. After the the expiration of the non-compete clause, in April 1998, Mr. Crowe, Larry Hunt and Richard Quinney started Innofone Canada Inc.


         Larry Hunt - From 1994 through 1996, he was the Director of Sales and Marketing for DGI, located in Whitby, Ontario. From 1996 through 1997 he was the President of Direct Quest Inc., a U.S. based Internet service which provided a multilingual business direction for communities throughout North America. While at Direct Quest, he established internet service operations in Canada and the United States. From 1997 through the present, he has served as President and Chief Executive Officer of APC Telecom, a subsidiary of the Company. In October 1999 he stepped down as President of Innofone Canada.


          Richard Quinney - From 1972 through early 1998 Mr. Quinney was employed by KPMG (and its predecessor Peat Marwick Mitchell) in various capacities, becoming a partner in 1981. In February 1998 Mr. Quinney resigned from KPMG and entered into an affiliation with Collins Barrow, Chartered Accountants, in order to achieve flexibility to pursue other business interests.


         Charles Blaquiere - Prior to joining Innofone in October 1999, Mr. Blaquiere was Manager, Methods & Standards for Sprint Canada where he was responsible for planning and forecasting resources to achieve revenue goals for Sprint's Enterprise Customer Canadian subscribers. Prior to his employment with Sprint, Mr. Blaquiere was Director of Operations with eForce from May 1998 to February 1999 where he developed business strategy and progress requirements for a long distance telephone marketing company. Prior eForce, Mr. Blaquiere had a 18 year career with Sears Canada, spending the last four years of the developing and managing the national Sears Phone Plan.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


       Our authorized capital consists of (a) 100,000,000 shares of common stock, per share, and (b) 25,000,000 shares of preferred stock.



        At April 30, 2000, there were 20,630,000 shares of common stock and 2,500,000 shares of preferred stock outstanding. The outstanding preferred stock is designated as Class A Voting Convertible Preferred Stock. The preferred stock may be converted into a maximum of 7,500,000 shares of common stock. See "Corporate Development & Financing - Acquisition of APC Telecom"



         At such date, the stockholdings of our officers and directors and persons owning at least five percent of our common stock were as follows:(1)



                                     COMMON STOCK



                                                               AMOUNT AND NATURE
                                     NAME AND ADDRESS OF         OF BENEFICIAL               % OF
TITLE OF CLASS                       BENEFICIAL OWNER              OWNERSHIP*                CLASS
--------------                       ----------------              ---------                 -----
Common Stock                         Larry Hunt                      5,070,000**               18.02%

                                     Ronald Crowe                      170,000***

                                     Richard Quinney                 3,820,000/3****           13.58%

                                     Angela Quinney/4                1,250,000*****             4.44%

                                     Merryl Crowe/5                  3,718,752******           13.22%

Officers and Directors, as                                          14,028,752                 49.87%
a Group



- ----------
o There are 2,500,000 shares of preferred stock outstanding. The preferred stock, depending upon certain factors, may be converted into a maximum of 7,500,000 of common stock, but no less than 1,250,000 shares of common stock. Reference is made to "Corporate Development & Financing - Acquisition of APC Telecom." For purposes of this table it is assumed that the outstanding 2,500,000 shares of preferred stock have been converted into 7,500,000 shares of common stock, and that a total of 28,130,000 shares of common stock are outstanding.


--------
         (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the securities beneficially owned.

o
** This amount includes 1,875,000 shares of common stock which may be issued to Mr. Hunt pursuant to the conversion of 625,000 shares of preferred stock.



*** This amount includes 37,500 shares of common stock which may be issued to Mr. Crowe pursuant to the conversion of 12,500 shares of preferred stock.



**** This amount includes 1,406,250 shares of common stock which may be issued to Mr. Quinney pursuant to the conversion of 468,750 shares of preferred stock.



***** This amount includes 468,750 shares of common stock which may be issued to Mrs. Quinney pursuant to the conversion of 156,250 shares of preferred stock.



***** This amount includes 1,394,532 shares of common stock which may be issued to Mrs. Crowe pursuant to the conversion of 464,844 shares of preferred stock.


1/ All addresses are in our care at our principal offices.


         2/ Except as otherwise indicated in a footnote to this chart each person named in the table has sole voting and dispositive power with respect to the common stock held by that person.



         3/ Includes 312,500 shares of common stock owned by a company owned by Richard Quinney and his wife, Angela.



         4/ Angela Quinney is the wife of Rick Quinney.


         5/ Merryl Crowe is the wife of Ronald Crowe.




         There is no other class of common stock which is authorized.





            Mr. Douglas Burdon, a consultant to Innofone, has been granted options to purchase 2,750,000 shares of common stock, at an exercise price of $0.50 per share, and may be granted options to purchase an additional 2,750,000 shares, at an exercise price of $0.50 per share. Any options granted vest over an eighteen month period, except for options covering 1 million shares which are already vested.



         Management is unaware of any arrangements, the operation of which may at a subsequent date result in a change in control of our company.

                            DESCRIPTION OF SECURITIES


        Our authorized capital consists of (a) 100,000,000 shares of common stock, par value $.001 per share, and (b) 25,000,000 shares of preferred stock, par value $.001 per share. There are 2,500,000 shares of preferred stock presently outstanding, which is designated as Class A Voting Convertible Preferred Stock.



         Holders of common stock are entitled to receive dividends in cash, property or common stock when and if dividends are declared by the board of directors out of funds legally available therefor. The by-laws impose no limitations on the payment of dividends. A quorum for any meeting of shareholders is a majority of all common stock and preferred stock then issued and outstanding and entitled to be voted at the meeting. Holders of common stock and preferred stock are entitled to one vote per share of common stock. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected. Upon any liquidation, dissolution or winding up of our business, any assets will be distributed to shareholders after payment or provision for payment of all of our debts, obligations and liabilities, including the liquidation preference to holders of the preferred stock.



         There are no preemptive rights, subscription rights, conversion rights or redemption provisions relating to the common stock. The common stock carries no liability for further calls. The rights of holders of common stock may not be modified other than by vote of two-thirds of the shares voting on such modification.




                      INTEREST OF NAMED EXPERTS AND COUNSEL

         None.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act. We will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

General


         We are in the business of providing low-cost bundled communications services in Canada. Although we were incorporated in Nevada in 1995, we were essentially inactive, with no assets or operations, until June 1998 when we acquired all of the outstanding capital stock of APC Telecom Inc., a privately-held, federally chartered, Canadian corporation in order to enter the Canadian telecommunications market. We changed APC Telecom's name to Innofone Canada Inc. on March 30,1999 and presently conduct all of our operations through this subsidiary company. We are a development stage company that has no substantial revenues to date from operations.



          At the time of our acquisition of APC Telecom, it held rights to market certain internet-based, telephone technology in Canada. APC Telecom's rights to this technology terminated on December 11, 1998. Notwithstanding the termination of these rights, we plan to eventually expand our current operations which presently consists of offering traditional long distance telephone services in Canada to include offering a full range of traditional telecommunications services throughout Canada and the United States and internet-based and wireless telecommunication services worldwide. See "Planned Business Operations."



         Presently, our business involves providing traditional long distance telephone service at competitive rates to individuals and small businesses in Canada. In order to penetrate this market aggressively, while controlling costs, all major facets of our business operations - supplying long distance telephone service, billing and marketing - are primarily conducted by third parties for us.



                                     * * * *


Supplying Long Distance Telephone Services


         We supply long distance telephone service to our customers pursuant to an agreement dated March 3, 1999 with the Canadian Telecom Resellers Alliance ("Canadian Resellers"), a subsidiary company of Optel Communications Corporation. Canadian Resellers is in the business of purchasing long distance telephone service from major carriers, such as AT&T and Sprint, at bulk rates and reselling such service to smaller companies such as ours. We believe that the rates charged to us by Canadian Resellers are substantially lower than we would receive if we were to contract directly with the major carriers. Under the agreement with Canadian Resellers, we route our customers' long distance telephone calls through Canadian Resellers' carrier networks. This agreement expires March 20, 2003, and automatically renews every three years unless either party notifies the other at least thirty days prior to the expiration of the term that it does not wish to renew. If Canadian Resellers does not renew the agreement, and we are unable to replace Canadian Resellers with another supplier of long distance services, our business could be materially adversely affected.



         Under our agreement with Canadian Resellers, we are obligated to generate minimum revenues of $50,000 Can. per month. If we don't generate at least $50,000 Can. in monthly revenues, Canadian Resellers has the right to charge us a fee equal to fifty percent of the difference between actual revenues and $50,000 Can. for each month actual billings are less than $50,000 Can. for so long as the Canadian Resellers agreement continues. Since December 31, 1999 actual revenues have been in excess of $50,000 Can. per month.
---------


         9/ The following table sets forth the exchange rates for one Canadian dollar expressed in terms of one U.S. dollar for the past five years.


                  Average             Low - High             Year End
                  -------             ----------             --------

1995               .7305            .7023 - .7527             .7323
1996               .7332            .7140 - .7472             .7301
1997               .7286            .7145 - .7513             .7233
1998               .6742            .6490 - .7020             .6521
1999               .6744            .6535 - .6944             .6944



         The following table sets forth the exchange rates for one Canadian dollar expressed in terms of one U.S. dollar for the nine months ended March 31, 2000.



                  Average             Low - High        Period End
                  -------             ----------         --------

                    .6809           .6607 - .6969       .6879


         The exchange rates are based upon the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

-----------


         At May 19, 2000, one Canadian dollar, as quoted by Reuters and other sources at 4 P.M. Eastern Time for New York foreign exchange selling rates (for bank transactions of at least

$1,000,000), equaled $.6686 in U.S. dollars. (Source: The Wall Street Journal.)



         Our agreement with Canadian Resellers may be terminated by either party upon thirty days notice; if we terminate this agreement, we are obligated to pay Canadian Resellers $50,000 Can., as a termination charge.


Billing


         Our billing of our customers is principally performed by ACS Communications Industry Services, Inc., pursuant to an agreement dated March 2, 2000 utilizing custom designed software.



         Under the ACS agreement, ACS handles not only routine functions including order entry, customer service functions, accounting, sales tracking and receipts processing functions but also provides other billing functions including invoice preparation and mailing. ACS also furnishes us with monthly management reports which are comprised of profit, loss, and margin reports, tax summaries, price per minute, rate program and calling analyses, and other services. The ACS agreement expires March 2, 2003, and will automatically be renewed for two years unless either party notifies the other of its desire to terminate so at least sixty days in advance of termination.


Marketing


         Currently, our marketing efforts are primarily focused on developing relationships with businesses which can market our long distance telephone service to their own customers, and share in the revenues generated. On November 30, 1999, we engaged the services of Mr. Burdon to manage this marketing effort. Under the terms of the agreement with Mr. Burdon, which expired on March 31, 2000, Mr. Burdon was to receive a royalty equal to 2% of gross revenues generated from any accounts he facilitates in establishing for us. Mr. Burdon had the right to exchange the royalty for stock options on or before November 30, 2001. See "Options to Purchase Securities." On April 5, 2000 Innofone entered into a new agreement with Mr. Burdon, superceding the November 30, 1999 agreement. Under the terms of the revised agreement, Mr. Burdon was not to receive any royalties but would receive options of up to 5,500,000 shares of common stock, at an exercise price of $0.50 per share, subject to the satisfaction of certain conditions. Options covering 2,750,000 shares were granted to Mr. Burdon in connection with his efforts in facilitating Innofone's business arrangement with Visa Dejardins. One million shares of this option are deemed to have vested, with the remaining 1,750,000 shares vesting over an eighteen month period. Mr. Burdon may be granted another option for 2,750,000 shares upon the execution of a second agreement with a bank respecting use of Innofone's services. Innofone is paying Mr. Burdon $8,250 per month as an advisory fee.



         Prior to engaging Mr. Burdon, our marketing efforts were principally directed at signing up residential and small business customers utilizing independent sales representatives, which were, and continue to be, compensated through commissions ranging from 2.0-3.5% of monthly revenues generated. We presently utilize the services of 25 independent sales representatives and expect to continue doing so. At April 30, 2000, independent sales representatives were responsible for obtaining all of our 3,000 customers.



        We believe that the key selling point for our services is our promise to our subscribers that they will always receive a lower telephone bill from us than they would receive from any of the major telephone carriers. We accomplish this by utilizing software, supplied by ACS, which guarantees that all customers, each month, are billed less than the lowest telephone rates offered by the major Canadian telephone carriers, Bell Canada, AT&T and Sprint Canada. We refer to this guaranty as our Guaranteed Lowest Rate, or GLR (Trademark).



In January and February 2000 the Company sold $1,039,500 of convertible debentures


                      Agreement With Rogers Wireless Inc.


         Pursuant to an agreement dated as of April 20, 2000 with Rogers Wireless Inc. ("Rogers"), we agreed to resell Rogers' cellular based radio-based telecommunications services, including personal communications services, to customers of VISA Desjardin, and other financial institutions in Canada. According to the terms of our agreement, Rogers will bill us monthly for all telecommunications services provided which we would then bill the customer at higher rates. Our agreement with Rogers requires that we arrange for a minimum of 5,000 new telephone numbers (accounts) by April 20, 2001; 15,000 new telephone numbers by April 20, 2002; and 25,000 new telephone numbers by April 20, 2003. If we do not reach these minimums we are obligated to pay Rogers an amount equal to $20 Can. times the number of telephone numbers we are short of the minimum. Rogers would also have the right to terminate the agreement on ten day written notice if these minimums are not met. In addition, we are required to deposit with Rogers a security deposit of $100,000 Can. We can satisfy this requirement by posting an irrevocable letter of credit. At the present time we are attempting to arrange a letter of credit through a Canadian bank. However, there can be no assurance we will be successful. If we are unable to secure an irrevocable letter of credit, we would be forced to deposit cash with Rogers to satisfy the security interest requirement or Rogers could terminate the agreement. The payment of $100,000 Can. to Rogers at the present time would adversely affect our ability to undertake other projects or fund other operations.


                           PLANNED BUSINESS OPERATIONS


         Subject to securing adequate financing, of which there can be no assurance, we plan to eventually expand our current operations of providing traditional long distance telephone service in Canada to providing local telephone service in Canada, traditional telephone services in the United States and a variety of telecommunication services based upon the internet and wireless technology.

         Telephone service routed over the internet, or internet telephony, requires that customers be connected to the internet. Internet connections are provided through local telephone companies or so-called internet service providers. Therefore, customers pay only for the cost of a local telephone call for long distance calls routed over the internet because the internet carries any data, including telephone calls, free all over the world.



         Unlike traditional telephone service which is based upon a system designed to handle principally voice and relies upon dedicated circuits which connect callers from end-to-end, the internet does not rely upon dedicated circuits, having been established to handle only computer data. Accordingly, at points where local, traditional traffic connects to the internet, the traffic must be converted to the protocol of the connecting system. The device which performs such conversions are called gateways.



         After establishment of a sufficient number of gateways, and subject to obtaining the necessary financing, which cannot be assured, we plan to commence marketing internet telephony services. Initially, we plan to offer PC to phone service. In order to utilize our services, it will be necessary for subscribers to download enabling software from our website. We have established six such gateways and believe that this number is sufficient for us to begin offering internet-based services.



         In 1999, we incorporated a new company called Hot Caller.Com Inc. which eventually, subject to arranging sufficient financing of which there can be no assurance, will offer a service enabling subscribers connected to the internet to make free long distance phone calls to over 60 countries. A recipient of a telephone call initiated by a Hot Caller subscriber will not need a computer or an internet connection in order to receive the telephone call. In order to place a free phone call, a Hot Caller subscriber is required to first view advertisements on his PC. The duration of the subscriber's call is related to the length of time the subscriber views the advertisements. The longer the subscriber views the advertisements, the longer the duration of the telephone call. Hot Caller's sole source of revenue will be from paid advertisements. We anticipate it will cost at least $2 million to launch this service; accordingly, because of our present financial condition, we will not launch this service during the fiscal year ended June 30, 2000.



        Subject to our ability to finance these activities, we plan to eventually offer the following internet-based services:



                            PCs to phone
                            Free e-mail
                            Free reminder service
                            Free PC to phone long distance calling

                                 ***************

         Long distance telephone service has historically been offered through public switched telephone networks which operate on dedicated transmission circuits utilizing lines established for that purpose. The internet, on the other hand, was developed to transmit computer data and operates on a different system referred to internet protocol. However, technological advances have made it possible for audio text, pictures, and even video to be transmitted over the internet, albeit with varying and inconsistent levels of reliability and quality.



         These advances have established the internet as a powerful communications medium because of its versatility and cost. A user only pays for the cost of a local telephone call, which connects into the internet. Once connected, the transmission travels free over the internet anywhere in the world. As a result, the nature of all communications is changing as the internet expands low-cost communication possibilities.


Innofone's Strategy


         Our long range objective is to provide full-service, one-stop shopping for telecommunications services.



         We will seek to exploit the confusing, overcrowded telecommunications systems and services which result in customers receiving multiple services from multiple providers, and multiple bills. We intend to offer many services for which consumers will receive only one monthly bill. The services we presently plan to offer include (1) long distance telephone service, (2) local telephone service, (3) internet telephony, (4) paging services, (5) mobile phone service,
(6) calling cards, and (7) mobile phone international access. We believe that this strategy of bundling a complete range of telecommunications services for which the customer receives only one monthly itemized bill greatly simplifies the consumer's management of these services. This, together with our policy of guaranteeing our customers lower long distance rates than would be charged by the major Canadian telephone companies, could enable us to successfully compete in the intensely competitive telecommunications industry.



         We believe that one of the keys to establishing successful, profitable operations is to rapidly expand our subscriber base. Once a subscriber is obtained for one of its telecommunications services, we intend to offer that person additional services.


The Canadian Telecommunications Industry


        According to the Canadian government, in 1997 the Canadian telecommunications service industry generated approximately $23.5 Can. billion in revenues. These revenues can be broken down into the following service market segments:


         o        Wired local line revenues of $8.0 billion (33%)
         o Wired and wireless long distance services revenues of $9.0 billion (38%)

         o        Cellular, paging and other wireless revenues of $3.0 billion
                  (13%) and,
         o        Other telecom related services revenues of $3.6 billion (16%)


         The Canadian telecommunications industry is currently dominated by The Canadian Stentor Alliance, a coalition of major provincial and regional telephone service providers. In 1997, the companies comprising The Canadian Stentor Alliance accounted for $17.5 Can. billion of telecommunication revenues, or 74.6% of the total. These companies provide both local and long distance services, with long distance services representing approximately $6.7 Can. billion in revenues. Bell Canada was responsible for approximately 55% of the total revenues generated by the companies in The Canadian Stentor Alliance.


Long Distance Services Market


         In 1992 the Canadian Radio-television and Telecommunications Commission
(CRTC), which regulates the telecommunications industry in Canada, opened avenues for long distance competition. The CRTC eliminated the incumbent telecommunications carriers' monopoly on the provision of public inter-exchange voice services in Canada and paved the way for Equal Access in 1994.



         Canadian industry sources estimate that the Canadian long distance market generated revenues of close to $9 Can. billion in 1997, up from $8.6 Can. billion in 1996. The long distance market is composed primarily of revenues earned from the provision of inter-exchange communication services to residential and business customers.



         Long distance revenues alone, however, do not reflect the significant growth that has occurred in the long distance market since 1992, as a result of competition, Recent submissions to the CRTC suggest that minutes of long distance communication have grown on average by 10% per year since 1993.



         Increased competition has also made a significant change in the carriers' long distance market share. In 1992, Bell Canada and other carriers controlled 92% of the estimated long distance revenues of $7.94 Can. billion. By 1997, Bell Canada and the other carriers' market share had declined to 67% of the total estimated revenues of $9.0 Can. billion. The new major competitors to the The Canadian Stentor Alliance companies are Sprint (14% market share), AT&T (10% market share), cellular carriers (3% market share), and other smaller carriers




Competition


         We compete with many companies in the increasingly competitive telecommunications industry, including some of the largest corporations in the world. Bell Canada continues to dominate the market. The other large competitors are Sprint Canada, AT&T and, MCI/ Worldcom, Inc.

Corporate Development & Financing

Acquisition of APC Telecom




         We began our entry into the Canadian telecommunications industry on June 12, 1998, when we signed an Agreement and Plan of Reorganization with APC Telecom and its shareholders pursuant to which we acquired all of the capital stock of APC Telecom on June 26, 1998 (the "Acquisition Agreement"). We paid for the purchase of this company by issuing 5,000,000 shares of our common stock and 5,000,000 shares of our preferred stock to the sellers. We presently conduct all of our operations through this subsidiary company of ours; we changed its name to Innofone Canada Inc. on March 30, 1999. Holders of the preferred stock, which include Messrs. Hunt, Quinney, and Crowe , all of whom are senior management, have converted 2,500,000 shares of preferred stock into 7,500,000 shares of common stock and have the right to convert the remaining outstanding preferred stock into a maximum of 7,500,000 shares of common stock prior to June 26, 2003 as set forth below:



1. When we have generated $2,000,000 Can. in cumulative revenues, holders have the right to convert 1,250,000 shares of preferred stock into 3,750,000 shares of common stock.



2. When we have generated $7,000,0000 Can. in cumulative revenues, including the $2,000,000 Can. in cumulative revenues above, holders have the right to convert 1,250,000 shares of preferred stock into 3,750,000 shares of common stock.



         Any shares of preferred stock which have not been converted into common stock before June 26, 2003 will automatically convert into common stock, and holders will receive one share of common stock for every two shares of preferred stock held.



         We have the right until June 26, 2000 to redeem, at a price of $0.01 per share, all shares of common and preferred stock held byMessrs. Crowe, Hunt, and Quinney in the event that any of these persons' employment with us is terminated.


Financings


         From July 28, 1998 through October 14, 1998 we sold a total of 2,000,000 Units, at a price of $0.05 per Unit, netting $100,000. Each Unit consisted of (a) one share of common stock; (b) one "A" warrant, exercisable until April 30, 1999, to purchase common stock at a price of $0.10 per share;
(c) one "B" warrant, exercisable until April 30, 1999, to purchase common stock at a price of $.14 per share; and (d) one "C" warrant, exercisable until April 30, 1999, to purchase common stock at a price of $0.20 per share.



         A total of (a) 1,848,000 "A" warrants were exercised between December 23, 1998 and April 30, 1999, netting $184,800, (b) 1,820,000 "B" warrants were exercised between

December 8, 1998 and April 30, 1999, netting $254,800, and (c) 462,000 "C"
warrants were exercised between April 10, 1999 and April 30, 1999, netting $92,400. The Units were sold pursuant to the exemption from registration set forth in Rule 504, promulgated under the Securities Act; the common stock issued pursuant to the exercise of the " A," " B," and "C" warrants were also issued pursuant to the exemption from registration set forth in Rule 504, promulgated under the Securities Act.



         In August 1999, we raised $501,100 in a private placement of our convertible promissory notes to 23 subscribers in Canada. Each holder of the notes is entitled to convert the note plus accrued interest into common stock at the rate of $0.40 per share. The notes are unsecured, bear interest at the annual rate of 8% and are due on July 31, 2000.



         In January 2000, we raised $1,039,500 in a private placement of our convertible promissory notes to 50 subscribers in Canada, Bermuda and the Bahamas. Each holder of the notes is entitled to convert the note plus accrued interest into common stock at the rate of $0.40 per share. The notes are unsecured, bear interest at the annual rate of 8% and are due on December 31, 2000.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS FILING.

                               PLAN OF OPERATIONS

Overview

Raising Capital


         At April 30 ,2000, Innofone had insufficient cash to fund its operations over the next 12 months and undertake new projects, such as offering internet-based telecommunications and wireless services. Accordingly, we are dependent on securing additional financing, of which there can be no assurance. We estimate that we require approximately $4 million over the next twelve months in order to execute our business plan. There can be no assurance that we will be successful in raising all or a portion of these funds. Accordingly, there is substantial doubt as to whether Innofone will be able to continue as a going concern.



         During January and February 2000, we raised $1,039,500 through a convertible debt offering. At March 31, 2000, we had $524,000 in cash. These funds are being used to finance current operations. Management believes its fixed monthly expenses are approximately $90,000 Can. ($63,000). Management believes that the funds Innofone currently has and should provide sufficient capital for Innofone to continue operations for four months. Continued operations depend upon our ability to attain profitable operations and obtain sufficient cash from external financing to meet our liabilities as they become payable. These conditions cast substantial doubt on Innofone's ability to continue as a going concern. Management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Innofone's liabilities and commitments as they become payable.



         We anticipate that cash flows from our recently launched project with Visa Desjardins should be sufficient to cover our ongoing operating costs in the summer of 2000. In addition, Mr. Douglas Burdon, a consultant to Innofone, has indicated to management that he will be exercising options to acquire 1,000,000 shares at a price of $.50 per share, when our shares of common stock begin trading again on the OTC Bulletin Board. However, there can be no assurance that Mr. Burdon will exercise any or all of this option. We are also negotiating a $500,000 Can. working capital line of credit with a Canadian bank. Management intends that this line of credit would only be used for emergency purposes.



         In connection with our January - February 2000 offering of convertible debentures, we issued warrants entitling the holders to purchase a total of 2,598,750 shares of common stock at an exercise price of $1.00 per share. A number of the persons holding the warrants have informally expressed to management their desire to exercise the warrants. If all the warrants are exercised, we would receive $2,598,750 in proceeds. However, there can be no assurance that any warrants will be exercised. Additionally, Management has received informal, non-binding indications from certain holders of the July 1999 convertible debentures of their interest in converting the debt into shares at a price of $0.40 per share. However, there can be no assurance that any convertible debentures will be converted.



         Finally, we have the options in Optel which can be exercised later during 2000. There are 39,062 options at $6.00 Can. that can be exercised on October 30, 2000, and a further 25,000 options that can be exercised after December 31, 2000. The closing price of the Optel shares on May 2, 2000 was $15.50 Can. per share.


Results of Operations

Year Ended June 30, 1999 with comparative figures for 1998


         On June 26, 1998 Innofone acquired all of the outstanding shares of Innofone Canada, a private company. Under the terms of the transaction, the shareholders of Innofone Canada received 5,000,0000 shares of common stock and 5,000,0000 shares of preferred stock of Innofone or 83% of the outstanding shares of common stock, on a fully diluted basis. Since the former shareholders of Innofone Canada control Innofone subsequent to these transactions, the business combination of the two companies has been accounted for as a reverse takeover of

Innofone by Innofone Canada. Application of reverse takeover accounting results in the consolidated financial statements of the combined entity are issued under the name of the legal parent (Innofone) but are considered a continuation of the financial statements of the legal subsidiary, Innofone Canada. As Innofone Canada is deemed to be the acquirer for accounting purposes, its assets and liabilities are included in the consolidated financial statements at their historical carrying values. In addition, control of the net assets and operations is deemed to be acquired by Innofone Canada and for the purposes of this transaction, the deemed consideration is the net book value of Innofone as at June 26, 1998. A result of the reverse takeover is that the continuing entity is deemed to be the acquiring company which is the legal subsidiary. Consequently, the comparative figures for the Statements of Operations and Deficit and Changes in Financial Position are from the date of the subsidiary's incorporation, being April 24, 1998 to Innofone's first fiscal year ended June 30, 1998.


Revenues


         To date, Innofone has generated its revenues solely from the resale of long distance voice services to residential and small to medium sized businesses in Canada. Since Innofone.com, Incorporated is a United States Corporation and it is publicly traded in the United States, it was determined that the reporting currency should be in U.S. dollars. In future periods, and subject to arranging financing, Innofone expects to continue to expand its long distance customer base while offering other bundled services including pagers, internet, calling cards, prepaid calling cards, and cellular services.



          In addition, Innofone plans to launch its HotCaller business, subject to arranging the required funding for this venture, estimated by management to be $2,000,000. The HotCaller business plan calls for advertising revenues to be generated from bannerads and targeted advertisements which would be viewed over the internet by a subscriber prior to placing a free long distance call. Innofone would be the carrier of the long distance call which would be directed from the HotCaller web site to Innofone's gateway to local public switched network. However, because of a lack of funds, management has postponed indefinitely all plans regarding HotCaller. Innofone's ability to implement any of its plans and commence generating revenues from any sources is dependent upon its ability to raise adequate financing, of which there can be no assurance.


Operating Expenses


         Innofone's operating costs consist of cost of services, selling, general and administrative costs ("SG&A"), interest and financing costs and amortization costs.



Cost of Services. Through June 30, 1999, cost of services consisted of expenditures to the underlying carriers of the long distance services that Innofone resells to its customers. The main carriers selling services to Innofone through the Canadian Resellers Agreement are Sprint Canada and AT&T Canada. For future periods, cost of services will also include the cost of related bundled communications services which Innofone plans to offer, subject to it securing financing.

SG&A Costs. SG&A costs include the personnel cost to acquire and retain customers, billing costs, premises costs and related administrative expenses.



Amortization. Amortization expense includes depreciation and amortization of capital assets including computer hardware and software, furniture and fixtures, leasehold improvements, and telephone and technical equipment.



Sales and Cost of Sales. Innofone realized no revenues from its inception through the end of fiscal 1998. For the year ended June 30, 1999, revenues were $105,100 from the sale of traditional long-distance services and cost of sales were $71,273, resulting in a gross operating profit of $33,827 or 32% of sales. Innofone carried out testing of its internet gateways during the period but no revenues were generated. Related costs were expensed to operations.



Selling, general and administrative expenses. Included in these expenses are management and consulting fees of $180,000 as remuneration to three senior officers, Mr. Rick Quinney, Mr. Ron Crowe and Mr. Larry Hunt. During this first year of operations, these persons have agreed to accept, in total, payments of $113,000 with the balance of $67,000 being accrued in the accounts until cash flow permits. The following schedule details the costs included in selling, general and administrative expenses for the year ended June 30, 1999.



          management and consulting fees                            $180,000

o         personnel costs to acquire and retain customers            83,498

o         billing costs                                              61,391

o         professional fees                                          51,866

o         server maintenance costs                                   40,284

o         telephone switching, network and internet costs            37,103

o         printing and video kit costs                               37,901

o         travel and accommodation                                   30,085

o         advertising                                                27,286

o         write off of franchise fee                                 23,729

o         rent                                                       21,767

o         compensation expense of options                             112,470

o         other operating expenses                                     93,879
                                                                      --------
          Total selling, general and administrative costs.            $801,259
                                                                      ========





         Amortization. Amortization expenses represents the amortization of capital costs for computer equipment and software, leasehold improvements, furniture and fixtures, and telephone and technical equipment for a total of $56,075 for the fiscal year ended June 30, 1999.



         Interest and financing charges. Interest on long term debt represents interest on the bank loan for a total of $15,037 for the year. Innofone also incurred interest and bank charges of $8,732 for the year ended June 30,1999.



         Loss on sale of investment. On June 17, 1999, Innofone sold its investment in Canadian Telecom Resellers Alliance Inc. ("Canadian Resellers") to Optel Communications Corp. ("Optel") and received 156,250 warrants to purchase 156,250 Class B non-voting shares in Optel. The warrants have been assigned no value and, consequently, a loss of $89,118 has been recorded on the sale of the investment.



         Innofone incurred losses of $936,394 for the year ended June 30, 1999 compared to a loss of $51,841 for the comparative period from the date of inception to June 30, 1998. Innofone has total cumulative losses to date of $988,235.

Interim Financial Statements for the Quarter Ended March 31, 2000



      Revenues and cost of sales. Revenues for the quarter ended March 31, 2000 were $186,234 compared to $34,068 for the quarter ended March 31, 1999. Revenues for the nine months ended March 31, 2000 were $531,465 compared to $54,929 for the nine month period ended March 31, 1999. These revenues are from the resale of long distance voice services to residential and small and medium sized businesses.

      The cost of sales increased to $142,870 for the quarter ended March 31, 2000 generating a gross profit of $43,364, as compared to cost of sales of $18,339 for the quarter ended March 31, 1999, and a gross profit of $15,729. Cost of sales for the nine months ended March 31, 2000 were $375,622, compared to $31,527 for the nine months ended March 31, 1999. The gross margin of 29% for the nine months ended March 31, 2000 shows a slight decline in the gross margin of 32% reflected in the financial statements for the year ended June 30, 1999. This is due to a combination of changing customer mix, changes made to the billing plan and different pricing between the two periods.

      Selling, general and administrative expenses. Selling, general and administrative expenses totaled $316,783 for the quarter ending March 31, 2000, as compared to $177,257 for the quarter ended March 31, 1999. Selling, general and administrative expenses for the nine months ending March 31, 1999 were $916,973, as compared to $437,683 for the comparable nine month period ended March 31, 1999. The details of these expenses are summarized in the table below.

                                                    NINE         NINE       QUARTER       QUARTER
                                                   MONTHS       MONTHS       ENDED         ENDED
                                                   ENDED         ENDED      3/31/00       3/31/99
                                                  3/31/00       3/31/99

Management and consulting fees                    $258,803      140,948     $105,992      $48,138

Personnel and customer acquisition costs           190,209       38,754       18,748       19,503

Billing costs                                       53,920       31,704       32,208       14,038

Professional fees                                  124,478       22,142       47,273        8,588

Server maintenance costs                            39,395       33,537       16,478       23,301

Switching, network and internet costs               20,322       30,294        7,681        6,421

Printing and video kit costs                        19,483       15,771        1,469       12,337

Travel and accommodation                            19,415       22,525        9,231        5,203

Advertising                                         76,030       15,047       22,705        1,192

Rent                                                23,074       16,074        7,081        5,180

Other operating expenses                            91,842       71,067       47,916       38,740
                                                    ------       ------       ------       ------
Total selling general and administrative costs    $916,973     $437,683     $316,783     $177,257
                                                  ========     ========     ========     ========

Management and consulting fees include the fees paid to a marketing consultant as well as payment to the three principal officers. Personnel and customer acquisition costs are higher relative to last year, primarily as a result of increased sales activity. Professional fees reflect additional legal and accounting costs accrued for the expenses of the SEC filing. Advertising costs in the first half of the year are primarily public relation costs which were considerably less in the last fiscal year.



      Amortization. Amortization expense of $62,751 for the nine months ended March 31, 2000 and $21,151 for the third quarter ending March 31,2000, includes depreciation and amortization of capital assets and is slightly higher relative to last year's expense due to the additional computer equipment acquired during the first nine months of the current year.



      Development costs for bundled services program. During the third quarter, the company incurred training, marketing, and software development costs in connection with developing its reseller program of bundled telecommunications products and services to be offered under branded loyalty programs with strategic partners. The first of these programs was launched in April 2000.



      Interest and bank charges Interest and bank charges for the nine months ended March 31, 2000, includes a charge of $1,312,750 because the fair value of our common stock on the dates when the convertible debt was issued was higher than the conversion price per share. This embedded beneficial conversion feature has been added to interest expense and has been included in additional paid-in capital effective the date of the notes.



      We incurred losses of $1,177,334 for the quarter ending March 31, 2000 and $2,154,025 in losses for the nine months ended March 31, 2000, for cumulative losses to date of $3,143,260.


Liquidity and Capital Resources


         Since its inception Innofone has financed its operations through the proceeds from the sale and issuance of equity securities, loans from stockholders and from bank financing. Innofone borrowed approximately $170,000 from a bank for the acquisition of five internet gateways. The bank loan is secured by a first charge on the assets of Innofone, bears interest at prime plus 3% and is repayable at the rate of $3,418 per month. Innofone raised $632,000 in 1999 from the sale of common stock and the subsequent exercise of common stock purchase warrants. As at June 30, 1999, Innofone had borrowed $312,000 from investors and certain stockholders. The stockholder loans are unsecured, non-interest bearing, and are repayable in monthly installments of $1,733 beginning July 1, 2003 and ending in 2018. Innofone raised $501,100 in 1999 from a convertible debt offering, and in January-February, 2000, raised $1,039,500 in another private convertible debt offering. Funds from these sources have been used for working capital to fund the testing of the internet telephony gateways, marketing and development costs for the Visa Desjardins project, and other general corporate purposes.



         The timing and amount of Innofone's capital requirements over the next twelve months will depend on a number of factors, including the number of new customers that are signed, the demand for Innofone's products and services, and the number of gateways that may be added to its network. Innofone has no commitment for further financing and there can be no assurance that it will be able to raise additional capital.


                             DESCRIPTION OF PROPERTY


         We do not own any real estate. We lease approximately 3,950 square feet of office space which houses our headquarters, executive offices and administrative offices at 241 Applewood Crescent, Vaughan, Ontario, Canada. Approximately 1,000 square feet of the premises are not being used, and are available for future expansion. The lease commenced in July 1998, and expires in July 2003, unless we exercise an option to extend it for an additional five years. Average monthly rental and associated expenses are $3,000 Can. Management believes that its existing facilities are adequate for our current needs.


                             EXECUTIVE COMPENSATION


         The following table sets forth all compensation for all periods indicated for Mr. Ron Crowe who was, as of June 30, 1999, our chief executive officer. No persons received in excess of $100,000 for the year ended June 30, 1999.


Summary Compensation Table



                                Annual Compensation                            Long-Term Compensation
                                -------------------                            ----------------------
                                                                 Awards                     Payouts
                                                                 ------                     -------
                                                                             Restricted
                                                                             Shares or
                                                                             Restricted Share                All other
                                                                Securities       Units          LTIP          Compen-
Name and                                         Other Annual     Under         Options         Units         Payouts
sation                                           Compensation    Options
Principal Position    Year    Salary   Bonus      ($)    ($)      ($)          (#)            ($)           ($)       ($)
- ------------------    ----        ---       ---          ---             ---            ---            ---          ---
Ronald Crowe          1999           $60,000          0            0            250,000
Chairman of the Board



         Messrs. Crowe, Hunt and Quinney are employed at annual salaries of $90,000 Can. ($7,500 Can. per month). For the fiscal year ended June 30, 1999, Messrs. Crowe and Hunt were paid $6,000 Can. per month (and accrued $1,500 Can. per month). Mr. Quinney received $3,000 per month, and accrued $4,500 per month. From July 1, 1999 through February 29, 2000, Messrs. Hunt and Crowe were paid $7,500 Can. per month with no amounts accruing. From July 1, 1999 Mr. Quinney was paid $6,000 Can. per month, accruing $1,500 Can. per month. Effective March 1, 2000 Mr. Hunt began receiving $11,000 Can. per month and Mr. Crowe began receiving $9,000 Can. per month. The amount of the payments over $7,500 Can. per month are reimbursement for the amounts that had been accrued by Messrs. Crowe and Hunt.



Option/SAR Grants in Last Fiscal Year

                         OPTIONS TO PURCHASE SECURITIES

--------------------------------------------------------------------------------
                    NUMBER OF       % OF TOTAL
                    SECURITIES     OPTIONS/SARS
                    UNDERLYING      GRANTED TO      EXERCISE OR
                   OPTIONS/SARS    EMPLOYEES IN      BASE PRICE     EXPIRATION
      NAME         GRANTED (#)     FISCAL YEAR         ($/SH)          DATE
--------------------------------------------------------------------------------
Ronald Crowe          250,000        30%                1.00      June 30, 2001
--------------------------------------------------------------------------------
Larry Hunt            250,000        30%                1.00      June 30, 2001
--------------------------------------------------------------------------------
Richard Quinney       250,000        30%                1.00      June 30, 2001
--------------------------------------------------------------------------------



         Subsequent to year end, we agreed to grant options to purchase 7,330,000 shares of common stock, none of which will be granted to officers and directors, at prices ranging from $.001 per share to $0.40 per share.



                                                  NUMBER OF
                                                 SECURITIES         VALUE OF
                                                 UNDERLYING      UNEXERCISED IN-
                                                 UNEXERCISED        THE-MONEY
                                               OPTIONS/SARS AT   OPTIONS/SARS AT
                                      VALUE      FY-END (#)        FY-END ($)
                  SHARES ACQUIRED   REALIZED    EXERCISABLE/      EXERCISABLE/
     NAME         ON EXERCISE (#)      ($)      UNEXERCISABLE     UNEXERCISABLE
     ----         ---------------      ---      -------------     -------------

 Ronald Crowe                                     2 50,000/0          $92,500

Larry Hunt                                         250,000/0          $92,500
Richard Quinney                                    250,000/0          $92,500


         No executive officer exercised any options during the fiscal year ended June 30, 1999.

Employee Stock Compensation Plan


         We have adopted the 1997 Employee Stock Compensation Plan for employees, officers, directors and advisors (the "ESC Plan") and reserved a maximum of 1,000,000 shares of common stock to be issued upon the grant of awards under the ESC Plan. The ESC Plan will be administered by the board of directors. No common stock has been awarded under the ESC Plan.


Compensatory Stock Option Plan


         We have also adopted the Compensatory Stock Option Plan for officers, employees, directors and advisors (the "CSO Plan"). We have reserved a maximum of 1,500,000 shares of common stock to be issued upon the exercise of options granted under the CSO Plan. Options will be granted under the CSO Plan at exercise prices to be determined by the board of directors. The CSO Plan will be administered by the board of directors. Options covering 1,380,000 shares of common stock have been granted under the CSO Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


         Our common stock traded on National Association of Securities Dealers Over the Counter Bulletin Board ("OTC Bulletin Board") from October 1998 to September 1, 1999. The price range of trading in our common stock, on a quarterly basis, during that period was as follows:


                               OTC BULLETIN BOARD

                                        1998

                                        ----
                                 High            Low
                                 ----            ---

4th Quarter                       .85             .54

                                        1999

                                        ----
                                 High            Low
                                 ----            ---

1st Quarter                       .90            .3125

2nd Quarter                       .75            .125

3rd Quarter                      1.40            .35
                                               (through
                                                August
                                               31, 1999)


         Please note that quotations on the OTC Bulletin Board represent inter-dealer prices, without mark-ups, commissions, etc., and they may not necessarily be indicative of actual sales prices.



         On September 1, 1999 our common stock was de-listed from the OTC Bulletin Board for failure to become a reporting issuer with the SEC by such date. Since that date, our common stock has traded on the over-the-counter market in the United States. The price range of trading in our common stock, on a monthly basis, since that time, is as follows:



  1999                            High - Low
  ----                            ----------

September                         1.10 - .375

October                           1.00 - .45

November                           .75 - .25

December                            .55 - .28


2000                                        High - Low

January                                     .80 - .45

February                                    1.016 - .60

March                                       2.00 - .80



         The closing price of our common stock in on the over-the-counter market on May 23, 2000 was $0.80 per share.



         Upon the effectiveness of our registration statement, of which this prospectus is a part, we will become a reporting issuer with the SEC. As a reporting issuer we will be required to file periodic reports with the SEC and our common stock will be eligible for trading on the OTC Bulletin Board. We intend to take the necessary steps for our common stock to be listed on the OTC Bulletin Board.



         At May 2, 2000, we had 66 shareholders of record.


                              DIVIDEND INFORMATION


         We have not paid any cash dividends to date, and no cash dividends will be declared or paid during the next twelve months. Payment of dividends is solely at the discretion of our board of directors.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL
DISCLOSURE

         None.



                            SECURITIES BEING OFFERED


         Our common stock is the only security being offered pursuant to this prospectus.



         Each share of common stock is identical in all respects to all other shares of common stock and entitles a stockholder to the same rights and privileges enjoyed by all other stockholders, and subjects all stockholders to identical qualifications, limitations and restrictions.



         Stockholders are entitled to one vote, together with the holders of the 2,500,000 shares of preferred stock outstanding, for each share held of record on all matters submitted to a vote of the stockholders. Stockholders do not have cumulative voting rights. Accordingly, subject to the voting rights of preferred stockholders may then possess, holders of a plurality of the shares present at a meeting at which a quorum is present are able to elect all of the directors eligible for election in a given year. The holders of a majority of the voting power of the issued and outstanding capital stock constitutes a quorum for the purpose of convening a stockholder meeting.

         Stockholders are entitled to dividends when declared by our board of directors from legally available funds. Stockholders are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution. We do not anticipate declaring or paying any cash dividends during the next twelve months.



         None of our shares of common stock:


         o   have preemptive voting rights;

         o   are redeemable;

         o   are liable for assessments or further calls;

         o   have conversion rights; or

         o   have sinking fund provisions.




         The common stock being offered hereby is being offered for sale from time to time by certain of our stockholders as indicated on the Selling Stockholder chart beginning on page 10, and any supplement thereto.


Transfer Agent and Registrar

         Our transfer agent and registrar is Interwest Transfer Company Inc., located at 1981 East 4800 South Street, Suite 100, Salt Lake City, Utah. Its telephone number is (801) 272-9294.

                                  LEGAL MATTERS

         The legality of the securities offered hereby has been passed upon for us by Berns & Berns, One Rockefeller Plaza, Suite 210, New York, New York 10020.

                                     EXPERTS


         Our financial statements at June 30, 1999, appearing in this prospectus and the registration statement, have been audited by KPMG LLP, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


         This prospectus is part of a registration statement on Form SB-2 under the Securities Act that we filed with the Securities and Exchange Commission with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedule filed with it. For further information about us and the securities offered by th is prospectus, reference is made to the registration statement and the exhibits and schedule filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement and the exhibits and schedule filed therewith may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about its public reference room. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Commission. The address of the site is http://www.sec.gov. Our registration statement and the exhibits and schedules we filed electronically with the Commission are available on this site.


                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                               ----
Financial Statements for the Year ended June 30, 1999 and for the period from
April 24, 1998 to June 30, 1998.................................................................................F-3

Independent Auditors' Report....................................................................................F-4

Consolidated Balance............................................................................................F-5

Consolidated Statements of Operations...........................................................................F-6

Consolidated Statements Shareholders' Deficiency................................................................F-7

Consolidated Statements of Cash Flows...........................................................................F-8

Notes to Consolidated Financial Statements......................................................................F-9

Unaudited Financial Statements at March 31, 2000 With Comparative Figures
for the Year ended June 30, 1999:...............................................................................F-26

Consolidated Balance Sheet......................................................................................F-27

Consolidated Statements of Operations...........................................................................F-28

Consolidated Statements Shareholders' Deficiency................................................................F-29

Consolidated Statements of Changes in Financial
Position........................................................................................................F-30

Notes to Consolidated Financial Statements......................................................................F-31

                      Consolidated Financial Statements
                      (Stated in United States dollars)

                      INNOFONE.COM,
                      INCORPORATED
                      (FORMERLY APC TELECOMMUNICATIONS, INC.)

                      A Development Stage Company

                      Year ended June 30, 1999 and the period
                      from April 24, 1998 to June 30, 1998

AUDITORS' REPORT

To the Directors of Innofone.com, Incorporated

We have audited the consolidated balance sheets of Innofone.com, Incorporated (formerly APC Telecommunications, Inc.) as at June 30, 1999 and 1998 and the consolidated statements of operations, shareholders' deficiency and comprehensive loss and cash flows for the year ended June 30, 1999, the period from April 24, 1998 to June 30, 1998 and the period from April 24, 1998 to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 1999 and 1998 and the results of its operations and its cash flows for the year ended June 30, 1999, the period from April 24, 1998 to June 30, 1998 and the period from April 24, 1998 to June 30, 1999 in accordance with United States generally accepted accounting principles.

Chartered Accountants

Toronto, Canada
September 3, 1999, except as to notes 7, 10(b) and 19
which are as of May 10, 2000


COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING
DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 1(b) to the financial statements. Our report to the shareholders dated September 3, 1999, except as to notes 7, 10(b) and 19 which are as of April 10, 2000, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

Chartered Accountants

Toronto, Canada

September 3, 1999, except as to notes 7, 10(b) and 19
which are as of May 10, 2000

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Balance Sheets
(Stated in United States dollars)


June 30, 1999 and 1998

---------------------------------------------------------------------------------------------------------------
                                                                                   1999                 1998
---------------------------------------------------------------------------------------------------------------

Assets

Current assets:
        Cash and cash equivalents                                               $       -            $  310,285
        Term deposit, redeemable,
          maturing on May 15, 2000                                                102,477                     -
        Accounts receivable, net of allowance for doubtful accounts
          of nil (1998 - nil)                                                      73,167                16,232
        Prepaid expenses and deposits                                              18,792                50,738
---------------------------------------------------------------------------------------------------------------
                                                                                  194,436               377,255

Fixed assets (note 3)                                                             286,370               181,722
Franchise fee (note 4)                                                                  -                23,729

---------------------------------------------------------------------------------------------------------------
                                                                                $ 480,806             $ 582,706
===============================================================================================================

Liabilities and Shareholders' Deficiency

Current liabilities:
        Bank indebtedness                                                       $  28,816             $       -
        Accounts payable and accrued liabilities                                  253,725               213,407
        Advances from ultimate shareholders (note 5)                               67,000                     -
        Current portion of long-term debt (note 6)                                 41,012                42,968
        Obligation under capital lease                                              3,695                     -
---------------------------------------------------------------------------------------------------------------
                                                                                  394,248               256,375

Advances from ultimate shareholders (note 5)                                      245,405               229,388
Long-term debt (note 6)                                                            89,176               127,541

Shareholders' deficiency:
        Share capital (note 8)                                                    765,308                20,838
        Deficit accumulated during the development stage                         (988,235)              (51,841)
        Accumulated other comprehensive income (loss)                             (25,096)                  405
---------------------------------------------------------------------------------------------------------------
                                                                                 (248,023)              (30,598)

Commitment (note 10)
Contingency (note 18)
Subsequent events (note 19)

---------------------------------------------------------------------------------------------------------------
                                                                                $ 480,806             $ 582,706
===============================================================================================================



See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Statements of Operations
(Stated in United States dollars)

Year ended June 30, 1999, the period from April 24, 1998 to June 30, 1998 and the period from April 24, 1998 to June 30, 1999

---------------------------------------------------------------------------------------------------------------
                                                                                               Cumulative total
                                                                                                 from April 24,
                                                                                               1998 to June 30,
---------------------------------------------------------------------------------------------------------------
                                                                           1999            1998            1999
---------------------------------------------------------------------------------------------------------------

Sales                                                                $  105,100       $       -      $  105,100

Cost of sales                                                            71,273               -          71,273
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Gross profit                                                             33,827               -          33,827

Selling, general and administrative expenses                            801,259          51,809         853,068
Loss on sale of investment (note 7)                                      89,118               -          89,118
Amortization                                                             56,075               -          56,075
Interest on long-term debt                                               15,037               -          15,037
Interest and bank charges                                                 8,732              32           8,764
---------------------------------------------------------------------------------------------------------------
                                                                        970,221          51,841       1,022,062

---------------------------------------------------------------------------------------------------------------
Net loss                                                             $ (936,394)      $ (51,841)    $  (988,235)
===============================================================================================================

Basic net loss per common share (note 12)                            $    (0.17)      $   (0.01)
===============================================================================================================

Weighted average number of common
   shares outstanding                                                 5,447,507      10,074,600
===============================================================================================================


See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATION, INC.)

Consolidated Statements of Shareholders' Deficiency and Comprehensive Loss (Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Deficit
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Common   accumulated     Accumulated
                                                                    Additional       share        during           other
                                               Common   Preferred      paid-in    purchase   development   comprehensive
                                               shares      shares      capital    warrants         stage    income (loss)     Total
-----------------------------------------------------------------------------------------------------------------------------------

Shares issued in connection with:
     Issuance of common shares for cash      $      -   $       -   $      563   $       -   $         -   $           -   $    563
     Issuance of shares for reverse takeover
       transaction (note 1)                     5,000       5,000          437       9,838             -               -     20,275
-----------------------------------------------------------------------------------------------------------------------------------
                                                5,000       5,000        1,000       9,838             -               -     20,838

Net loss                                            -           -            -           -       (51,841)              -    (51,841)
Other comprehensive income, net of tax:
     Foreign currency translation adjustment        -           -            -           -             -             405        405
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total comprehensive income (loss)                   -           -            -           -       (51,841)            405    (51,436)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1998                           5,000      5,000        1,000       9,838       (51,841)            405    (30,598)

Shares issued in connection with:
     Issuance of common shares for cash          2,000          -       98,000           -             -               -    100,000
     Exercise of warrants for
       common shares                             4,130          -      527,870      (9,838)            -               -    522,162
     Exercise of common share purchase
       warrants for common shares                1,000          -        8,838           -             -               -      9,838
-----------------------------------------------------------------------------------------------------------------------------------
                                                 7,130          -      634,708      (9,838)            -               -    632,000

Stock options                                        -          -      112,470           -             -               -    112,470
-----------------------------------------------------------------------------------------------------------------------------------

Net loss                                             -          -            -           -      (936,394)              -   (936,394)
Other comprehensive loss, net of tax:
     Foreign currency translation adjustment         -          -            -           -             -         (25,501)   (25,501)
-----------------------------------------------------------------------------------------------------------------------------------
Total comprehensive loss                             -          -            -           -      (936,394)        (25,501)  (961,895)

------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1999                       $  12,130  $   5,000   $  748,178   $       -   $  (988,235)  $   (25,096)   $(248,023)
====================================================================================================================================


See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Statements of Cash Flows
(Stated in United States dollars)

Year ended June 30, 1999, the period from April 24, 1998 to June 30, 1998 and the period from April 24, 1998 to June 30, 1999

---------------------------------------------------------------------------------------------------------------
                                                                                               Cumulative total
                                                                                                 from April 24,
                                                                                               1998 to June 30,
---------------------------------------------------------------------------------------------------------------
                                                                           1999            1998            1999
---------------------------------------------------------------------------------------------------------------


Cash flows provided by (used in):

Operations:
     Net loss                                                       $ (936,394)     $   (51,841)   $  (988,235)
     Items not involving cash:
         Amortization                                                   56,075                -         56,075
         Write off of franchise fee                                     23,729                -         23,729
         Loss on disposal of fixed asset                                17,071                -         17,071
         Loss on sale of investment                                     89,118                -         89,118
         Compensation expense on stock options                         112,470                -        112,470
     Change in non-cash operating working capital:
         Accounts receivable                                           (56,900)         (16,232)       (73,132)
         Prepaid expenses and deposits                                  32,049          (30,463)         1,586
         Accounts payable and accrued liabilities                       39,800          213,407        253,207
---------------------------------------------------------------------------------------------------------------
                                                                      (622,982)         114,871       (508,111)

Financing:
     Increase in bank indebtedness                                      28,816                -         28,816
     Advances from ultimate shareholders                                83,017          229,388        312,405
     Proceeds on long-term debt                                              -          170,509        170,509
     Principal payments on long-term debt                              (40,321)               -        (40,321)
     Principal payments on obligation
       under capital lease                                              (1,105)               -         (1,105)
     Issuance of share capital                                         632,000              563        632,563
---------------------------------------------------------------------------------------------------------------
                                                                       702,407          400,460      1,102,867

Investments:
     Proceeds from disposal of fixed asset                             106,330                -        106,330
     Additions to fixed assets                                        (285,963)        (181,722)      (467,685)
     Purchase of term deposit                                         (102,477)               -       (102,477)
     Payment of franchise fee                                                -          (23,729)       (23,729)
     Investment in CTRA                                                (89,118)               -        (89,118)
     Proceeds on sale of investment in CTRA                             40,000                -         40,000
     Payment of note payable to CTRA                                   (40,000)               -D       (40,000)
---------------------------------------------------------------------------------------------------------------
                                                                      (371,228)        (205,451)      (576,679)

Effect of exchange rate changes on cash                                (18,482)             405        (18,077)
---------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                      (310,285)         310,285              -

Cash and cash equivalents, beginning of period                         310,285                -              D

---------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                            $        -      $   310,285    $         D
===============================================================================================================


Cash interest and income taxes paid for the year ended June 30, 1999 was $20,458 (1998 - $32) and nil (1998 - nil), respectively.

See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------


Innofone.com, Incorporated (the "Company") is incorporated under the laws of the State of Nevada. On March 30, 1999, the Company changed its name from APC Telecommunications, Inc. to Innofone.com, Incorporated. The Company commenced commercial operations in fiscal 1999, however, they are still considered to be in the development stage due to the fact that there has been no significant revenue derived from the operations. The Company, through its legal subsidiary that operates in Canada, is engaged in the business of long distance telephone and internet telephony. All of the Company's sales are to Canadian customers in the residential and business sectors. The Company is not dependent on a single customer. However, the Company uses only a few carriers of long distance services that they are dependent on for the usage of their telephone lines.

1 Basis of presentation:

       (a) Business combination of the Company and Innofone
           Canada Inc. ("Innofone Canada") (formerly APC Telecom Inc.):

           On June 26, 1998, the shareholders of the Company approved a share exchange takeover bid whereby, on June 26, 1998, the Company acquired all of the outstanding shares of Innofone Canada, a private company. Under the terms of the transaction, the shareholders of Innofone Canada received 5,000,000 common shares and 5,000,000 Series A, voting convertible preferred shares of the Company. The result of this transaction is that the former shareholders of Innofone Canada acquired 83% of the outstanding common shares of the Company on a fully diluted basis.

           Accounting for the business combination:

           As former shareholders of Innofone Canada hold 83% of the outstanding shares of the Company subsequent to these transactions, the business combination of the two companies has been accounted for as a reverse takeover of the Company by Innofone Canada.

           Application of reverse takeover accounting results in the following:

           (i) The consolidated financial statements of the combined entity are issued under the name of the legal parent (the Company) but are considered a continuation of the financial statements of the legal subsidiary (Innofone Canada);

           (ii) As Innofone Canada is deemed to be the acquirer for accounting purposes, its assets and liabilities are included in the consolidated financial statements at their historical carrying values;

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

1. Basis of presentation (continued):

          (iii) Control of the net assets and operations of the Company is deemed to be acquired by Innofone Canada. For purposes of this transaction, the deemed consideration is considered to be equivalent to the net book value of the Company as at June 26, 1998.


                ----------------------------------------------------------------

                Deemed consideration                             $       20,275

                Assigned value of net assets:
                   Prepaid expenses and deposits                 $       20,275

                ----------------------------------------------------------------


       (b) Future operations:

           These financial statements have been prepared on the going concern basis, which assumes the realizations of assets and settlement of liabilities in the normal course of operations, notwithstanding the significant operating losses since incorporation, negative working capital and deficiency in shareholders' equity at June 30, 1999 and the Company's shares being delisted from the National Association of Securities Dealers ("NASD") over- the-counter Bulletin Board (note 19(b)). Continued operations depend upon the Company's ability to attain profitable operations and obtain sufficient cash from external financing to meet the Company's liabilities as they become payable. These conditions and events cast substantial doubt on the Company's ability to continue as a going concern. Management is of the opinion that sufficient working capital will be obtained from operations and external financing (note 19(e)) to meet the Company's liabilities and commitments as they become payable.

2. Significant accounting policies:

       These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States, the more significant of which are outlined below.

       (a) Basis of presentation:

           The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Innofone Canada. All significant intercompany transactions and balances have been eliminated on consolidation.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

2. Significant accounting policies (continued):

       (b) Cash equivalents:

           Cash equivalents are nil as at June 30, 1999 and 1998.
           For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

       (c) Fixed assets:

           Fixed assets are recorded at cost and are amortized over the estimated useful life of the asset using the following methods and annual rates:

           ----------------------------------------------------------------------------------------
           Asset                            Basis                                              Rate
           ----------------------------------------------------------------------------------------
           Computer servers and software    Declining balance                                   30%
           Furniture and fixtures           Declining balance                                   20%
           Leasehold improvements           Straight line                       Over the lease term
           Telephone                        Declining balance                                   30%
           Technical equipment              Declining balance                                   30%

           ----------------------------------------------------------------------------------------


       (d) Use of estimates:

           The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

       (e) Income taxes:

           Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

2. Significant accounting policies (continued):

       (f) Foreign currency translation:

           The Canadian dollar is the functional currency, being the currency in which the Company carries out most of its operations. The consolidated statement of operations is translated into United States dollars using the average exchange rates for the year. The consolidated balance sheet is translated into United States dollars using the year end exchange rate. The translation gains or losses are included in the consolidated statement of shareholders' deficiency as accumulated other comprehensive income or loss.

       (g) Comprehensive income:

           On July 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net loss and foreign currency translation adjustments and is presented in the consolidated statements of shareholders' deficiency and comprehensive loss. The statement requires only additional disclosures in the consolidated financial statements; it does not affect the Company's financial position or results of operations. Prior year financial statements conform to the requirements of SFAS No. 130.

       (h) Stock option plan:

           The Company applies the fair value based method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation in accounting for its stock option plan. As such, compensation expense is recorded on the date of grant based on the value of the award and is recognized over the service period.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

2. Significant accounting policies (continued):

       (i) Impairment of long-lived assets and long-lived assets to be disposed of:

           The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (j) Revenue recognition:

           The Company recognizes revenue primarily from the resale of long distance services. Long distance services revenue is recorded as revenue when the services are rendered.

3. Fixed assets:

--------------------------------------------------------------------------------------------------------
                                                                                                    1999
--------------------------------------------------------------------------------------------------------
                                                                           Accumulated          Net book
                                                              Cost        amortization             value
--------------------------------------------------------------------------------------------------------

       Computer servers and software                 $     267,378        $        263      $    267,115
       Furniture and fixtures                               13,526               1,087            12,439
       Leasehold improvements                                5,456               1,059             4,397
       Telephone                                             1,654                 248             1,406
       Technical equipment                                   1,192                 179             1,013
--------------------------------------------------------------------------------------------------------
                                                     $     289,206        $      2,836      $    286,370
========================================================================================================

--------------------------------------------------------------------------------------------------------
                                                                                                    1998
--------------------------------------------------------------------------------------------------------
                                                                           Accumulated          Net book
                                                              Cost        amortization             value
--------------------------------------------------------------------------------------------------------

       Computer servers and software                 $     176,266        $          -      $    176,266
       Leasehold improvements                                5,456                   -             5,456

--------------------------------------------------------------------------------------------------------
                                                     $     181,722        $          -      $    181,722
========================================================================================================

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)


Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

4. Franchise fee:

       On April 26, 1998, the Company signed a franchise agreement with Access Power Inc. giving it exclusive rights to develop internet telephony throughout Canada using the innovative technologies trademarked by Access Power Inc. for a period of thirty years. On December 11, 1998, this agreement was voluntarily terminated resulting in full mutual releases for both parties to the agreement. Accordingly, the capitalized franchise fee has been charged to current operations and is included in selling, general and administrative expenses.

5. Advances from ultimate shareholders:

       Advances from ultimate shareholders, classified as long term, are unsecured, non-interest bearing providing the Company is not in default of any payments required to be made starting July 1, 2003, and are repayable in equal monthly installments beginning July 1, 2003 to 2018. The current advances from ultimate shareholders are due on demand.

6. Long-term debt:

       --------------------------------------------------------------------------------------------------------------
                                                                                            1999                 1998
       --------------------------------------------------------------------------------------------------------------

       Bank loan bearing interest at the bank's
         prime rate plus 3%, repayable in monthly principal payments of $4,774 from October 1998 to April 1999 and $3,418 commencing in May 1999, interest repayable monthly effective upon inception of the loan
                                                                                $        130,188        $     170,509

       Less current portion                                                               41,012               42,968
       --------------------------------------------------------------------------------------------------------------

                                                                                $         89,176        $     127,541
       ==============================================================================================================



       The loan is secured by a first charge against the assets of the Company. Certain shareholders have signed personal guarantees totalling $42,500 to secure the loan.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

6. Long-term debt (continued):

       Principal repayments are as follows:


       ---------------------------------------------------------
       2000                                       $       41,012
       2001                                               41,012
       2002                                               41,012
       2003                                                7,152

       ---------------------------------------------------------
                                                    $    130,188
       =========================================================

7. Loss on sale of investment:

       During fiscal 1999, the Company purchased a 12.5% investment in Canadian Telecom Resellers Alliance Inc. ("CTRA"), a corporation incorporated under the laws of the Province of Ontario for consideration consisting of cash of $89,118 and a note payable to CTRA for $40,000.

       Effective June 17, 1999, the Company sold its investment in CTRA to Optel Communications Corp. ("Optel") an arm's length Canadian controlled private corporation and received $40,000 in cash to repay the note payable to CTRA and 156,250 warrants to purchase 156,250 Class B non-voting shares in Optel. The warrants have been assigned a value of nil. Accordingly, a loss of $89,118 has been recorded on the sale of the investment. The warrants are exercisable in four six month intervals commencing June 17, 1999 at a price of Cdn. $2.00 per warrant and expire on June 17, 2004. The Company is also entitled to exercise up to 93,750 additional warrants at a price of Cdn. $2.00 per warrant at any time after November 30, 2000 if CTRA meets certain business targets during the period from June 17, 1999 until November 30, 2000. The additional warrants expire on June 17, 2004. As of June 30, 1999, no warrants have been exercised.

       On October 27, 1999 Optel completed a reorganization of its issued and outstanding share capital. As a result of this reorganization, the warrants to purchase Class B non-voting shares in Optel were consolidated on a three-for-one basis.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

8. Share capital:

       As described in note 1(a), Innofone Canada is deemed, for accounting purposes, to have acquired the Company effective June 26, 1998.

       As at June 26, 1998, the authorized share capital of Innofone Canada consisted of an unlimited number of common shares. The change in share capital of Innofone Canada for the period from April 24, 1998 (date of incorporation) to June 26, 1998, the effective date of the business combination with the Company was as follows:

       -------------------------------------------------------------------------

       Issued for cash                                               $      563

       -------------------------------------------------------------------------

       Share capital of Innofone Canada, June 26, 1998               $      563

       -------------------------------------------------------------------------


       Additional paid-in capital was received in the amount of $437 cash. The total of $563 and $437 represents total additional paid-in capital for 1,000,000 common shares at June 30, 1998. The 5,000,000 preferred and 5,000,000 common shares issued to effect the business combination on June 26, 1998 were assigned a value of $5,000 each based on their par value.

       The ascribed share capital of the Company, the continuing consolidated entity, as at June 30, 1999 for accounting purposes, is computed as follows:

       Existing share capital of Innofone Canada, June 26, 1998                           $          563
       Ascribed value of the shares of the Company as a result
          of business combination                                                                 10,000
       Common share purchase warrants                                                              9,838
       Additional paid-in-capital                                                                    437
       -------------------------------------------------------------------------------------------------

       -------------------------------------------------------------------------------------------------
       Share capital of the Company, June 30, 1998                                                20,838

       Proceeds from sale of units                                                                 2,000
       Warrants exercised                                                                          5,130
       Common share purchase warrants exercised                                                   (9,838)
       Additional paid-in-capital                                                                747,178

       -------------------------------------------------------------------------------------------------
       Share capital of the Company, June 30, 1999                                        $      765,308
       =================================================================================================

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

8. Share capital (continued):

       As a result of the business combination, Innofone Canada became a wholly-owned subsidiary of the Company. For accounting purposes, at June 26, 1998, the outstanding shares of the Company, the continuing consolidated entity, consisted of the number of the Company shares issued to date with an ascribed value equal to the share capital of the continuing consolidated entity as computed above. The number of outstanding common shares of the Company as at June 30, 1999 is computed as follows:

                                                                                                  Common
                                                                                                   share
                                                            Common          Preferred           purchase
                                                            shares             shares           warrants
       -------------------------------------------------------------------------------------------------

       Existing outstanding shares and
          warrants as at June 26, 1998                   1,000,000                  -          1,000,000

       Shares issued to effect the business
          combination with Innofone Canada               5,000,000          5,000,000                  -
       -------------------------------------------------------------------------------------------------

       -------------------------------------------------------------------------------------------------
       Outstanding shares and warrants
          as at June 30, 1998                            6,000,000          5,000,000          1,000,000

       Common share purchase warrants exercised          1,000,000                  -         (1,000,000)

       Sale of units                                     2,000,000                  -          6,000,000

       Warrants exercised                                4,130,000                  -         (4,130,000)

       Warrants expired                                          -                  -         (1,870,000)

       -------------------------------------------------------------------------------------------------
       Outstanding shares and warrants
          as at June 30, 1999                           13,130,000          5,000,000                  -
       =================================================================================================

       The Company's authorized share capital consists of 100,000,000 common shares and 25,000,000 preferred shares each with a par value of $0.001 per share. The preferred shares are voting, convertible to common shares on a 3 for 1 basis at the option of the holder based on certain business targets being met and participate equally as to dividends with each common share. Any dividends declared and paid by the Company would be declared and paid in United States dollars.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

8. Share capital (continued):

       The Company has the right, until June 26, 2000, to redeem, at a price of $0.01 per share, all shares issued to the founders ("Founder Shares") of Innofone Canada who are now officers, directors and significant shareholders of the Company (the "Executives") and shares issued to an affiliate of the founders of Innofone Canada, to effect the business combination with Innofone Canada, in the event that any Executives employment with the Company or its affiliates is terminated. Any shareholder has the right to judicially enforce this provision at the expense of the Company. The Founder Shares are excluded from the weighted average number of common shares used in the basic net loss per share calculation until June 26, 2000 (note 12).

       On June 15, 1998, the Company issued 1,000,000 common share purchase warrants to a shareholder of the Company as consideration for services provided, related to the reverse take- over transaction (note 1). A value of $9,838 was assigned to the common share purchase warrants. Each common share purchase warrant was exercisable until June 30, 1999 to acquire one common share at $0.02 per share. On January 5, 1999, the common share purchase warrants were exercised. Upon exercise of the 1,000,000 common share purchase warrants, 1,000,000 common shares were issued at $0.02 per share. The payment for these shares was offset by a $20,000 payable for services provided to the Company and the $9,838 value assigned to common share purchase warrants was reallocated $1,000 to common shares based on their par value and $8,838 as additional paid-in capital.

       On July 7, 1998, the Company made an offering of 2,000,000 units, under rule 504 of Regulation D of the Securities Act of 1933, at a price of $0.05 per unit. Each unit consisted of one common share, $0.001 par value per share and three common share purchase warrants exercisable at $0.10, $0.14 and $0.20 respectively, each of which was exercisable until April 30, 1999. Cash in the amount of $100,000 was received on the sale of the units and $2,000 was allocated to common shares based on their par value and $98,000 to additional paid-in capital. As at April 30, 1999, 4,130,000 share purchase warrants were exercised for $532,000. This cash was allocated $4,130 to common shares based on their par value and $527,870 to additional paid-in capital. The remaining share purchase warrants expired.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

9. Stock option plan:

       In 1997, the Company adopted a Compensatory Stock Option Plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to employees, consultants, advisors or directors of the Company. The Plan authorizes grants of options to purchase up to 1,500,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to or greater than 85% of the stock's fair market value at the date of grant and the vesting period is limited to no more than 10 years.

       On August 11, 1998 and June 30, 1999, the Company granted 630,000 and 750,000 stock options respectively to consultants, a director and employees of the Company pursuant to the Company's compensatory stock option plan for the purchase of common shares ranging from $0.10 to $1.00 per share, expiring from August 10, 2000 to June 30, 2001 and vesting either on the date of grant or 6 months after date of grant. As of June 30, 1999, no stock options were exercised.

       The following table summarizes the activity for the Plan:

       -------------------------------------------------------------------------------------------------
                                                                Number of               Weighted-average
                                                                  options                 exercise price
       -------------------------------------------------------------------------------------------------

       -------------------------------------------------------------------------------------------------

       Balance at April 24, 1998 and June 30, 1998                      -                            N/A
       -------------------------------------------------------------------------------------------------
       Granted                                                  1,380,000                 $         0.64
       -------------------------------------------------------------------------------------------------
       Exercised                                                        -                            N/A
       -------------------------------------------------------------------------------------------------
       Forfeited                                                        -                            N/A
       -------------------------------------------------------------------------------------------------
       Expired                                                          -                            N/A
       -------------------------------------------------------------------------------------------------
       Balance at June 30, 1999                                 1,380,000                 $         0.64
       -------------------------------------------------------------------------------------------------
       Options exerciseable at June 30, 1999                    1,380,000                 $         0.64
       =================================================================================================

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

9. Stock option plan (continued):

       The weighted average grant date fair value of options granted during the year is summarized in the following table:

       ------------------------------------------------------------------------------------------------------
                                                                                             Weighted-average
       ------------------------------------------------------------------------------------------------------
                                                                     Weighted-average              grant date
                                                                       exercise price   fair value of options
       ------------------------------------------------------------------------------------------------------

       Options whose exercise price is at fair market value             $       0.10               $   11,000
       Options whose exercise price is greater
         than market value                                                      0.73                  101,470

       ------------------------------------------------------------------------------------------------------
       Total weighted-average grant date fair value of options                                     $  112,470
       ======================================================================================================

       The weighted average remaining contractual life for all outstanding options is 1.5 years.

       The fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for 1999: dividend yield of 0%, expected volatility of 100%, risk-free interest rate of approximately 5% and expected life of 2 years. Compensation costs recorded under the 1997 Compensatory Stock Option Plan in 1999 aggregated $112,470. The full amount was assigned as additional paid-in capital.

       In 1997, the Company also adopted an Employee Stock Option plan pursuant to which the Company's Board of Directors may grant stock options to employees of the Company. The plan authorizes grants of options to purchase up to 1,000,000 shares of authorized but unissued common stock. No stock options have been granted to employees under this plan as of June 30, 1999.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

10. Commitments:

   (a) Lease commitments:

       The Company has entered into an operating lease agreement for its premises for a five-year term expiring in June 2003. The Company has the option to renew the lease for a further five-year period at then market rates. The annual lease payments for the next four years are as follows:

       ---------------------------------------------------------------------
       2000                                                    $      15,000
       2001                                                           16,000
       2002                                                           16,000
       2003                                                           17,000

       ---------------------------------------------------------------------
                                                               $      64,000
       =====================================================================

   (b) CTRA Agreement:

       The Company has entered into an agreement with CTRA ("CTRA Agreement") to resell the Company's long distance services. The agreement expires on March 20, 2002, and automatically renews every three years unless either party notifies the other at least 30 days prior to the expiration of the term that it does not wish to renew. The Company has guaranteed that its monthly billings with CTRA will not be less than $50,000 Canadian dollars per month ("monthly minimum") by December 31, 1999 and every month thereafter for the term of the agreement. In the event that the monthly minimum billing to CTRA is not reached in any month after December 31, 1999, and throughout the term of the contract, the Company is committed to pay to CTRA 50% of the difference between the actual billing and the monthly minimum billing amount. The CTRA Agreement may be terminated by either party upon thirty days notice. If the Company exercises its right of termination, it is obligated to pay CTRA $50,000 Canadian dollars as a termination charge. As of April 10, 2000, the Company met the monthly minimum billings from January 2000 up until March 31, 2000 and has not terminated the CTRA Agreement.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

11. Fair value of financial assets and financial liabilities

   (a) Financial instruments:

       The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at June 30, 1999 and 1998. The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. These estimates, although based on the relevant market information about the financial instrument, are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.

       Changes in assumptions could significantly affect the estimates.


           ------------------------------------------------------------------------------
                                                                     1999            1999
                                                                 Carrying            Fair
                                                                   amount           value
           ------------------------------------------------------------------------------

           ------------------------------------------------------------------------------
           Financial assets:
              Cash and cash equivalents                       $         -     $         -
              Accounts receivable                                  73,167          73,167
              Deposits                                              5,105           5,105
           Financial liabilities:
              Accounts payable and accrued liabilities            253,725         253,725
              Long-term debt                                      130,188         130,188
              Obligation under capital lease                        3,695           3,695
              Advances from ultimate shareholders                 312,405         312,405
           ------------------------------------------------------------------------------


           ------------------------------------------------------------------------------
                                                                     1999            1999
                                                                 Carrying            Fair
                                                                   amount           value
           ------------------------------------------------------------------------------

           ------------------------------------------------------------------------------
           Financial assets:
              Cash and cash equivalents                       $   310,285     $   310,285
              Accounts receivable                                  16,232          16,232
              Deposits                                              5,137           5,137
           Financial liabilities:
              Accounts payable and accrued liabilities            213,407         213,407

              Long-term debt                                      170,509         170,509
              Advances from ultimate shareholders                 229,388         229,388

           ------------------------------------------------------------------------------

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

11. Fair value of financial assets and financial liabilities
       (continued):

       The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

       Cash and cash equivalents, accounts receivable, deposits, accounts payable and accrued liabilities.

       The carrying amounts approximate fair value because of the short maturity of these instruments.

       Long-term debt:

       The fair value is estimated by discounting the future cash flows at rates currently offered to the Company for similar debt instruments of comparable maturity by the Company's bankers.

       Advances from ultimate shareholders:

       Imputed interest computed at comparable market rates on the interest free advances from ultimate shareholders is not considered to be material to the financial statements. Consequently, the financial statements do not include a charge for imputed interest on the interest free advances and the fair value is considered to be comparable to the carrying value.

   (b) Currency rate risk:

       The Company's current operations are headquartered in Canada and all sales are generated in Canada. Since the financial results are reported in United States dollars, fluctuations in the value of the United States dollar relative to the Canadian dollar could materially affect the Company's results.

12. Basic net loss per share:

    Basic net loss per share figures are calculated using the weighted average number of common shares outstanding computed on a daily basis. The Founder Shares are excluded from the weighted average number of common shares until June 26, 2000 (note 8). The effect of the conversion of the preferred shares on an if-converted basis and stock options has an anti-dilutive effect.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

13. Income taxes:

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at June 30, 1999 and 1998 are presented below:

       -------------------------------------------------------------------------------------------------
                                                                               1999                 1998
       -------------------------------------------------------------------------------------------------

       Deferred tax assets:

       Net operating loss carryforwards                           $         318,000       $       23,000
       Net capital loss carryforwards                                        30,000                    -
       Capital assets, principally due to differences
         in amortization                                                     32,000                    -
       -------------------------------------------------------------------------------------------------

       -------------------------------------------------------------------------------------------------
       Total gross deferred tax assets                                      380,000               23,000
       Less valuation allowance                                            (380,000)             (23,000)

       -------------------------------------------------------------------------------------------------
       Net deferred tax assets                                    $              -        $            -
       -------------------------------------------------------------------------------------------------


       The valuation allowance for deferred tax assets as of July 1, 1998 and April 24, 1998 was $23,000 and nil, respectively. The net change in the total valuation allowance for the year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998 was an increase of $357,000 and $23,000, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $656,000 and $50,500 prior to the expiration of the net operating loss carryforwards in 2006 and 2005 respectively and future taxable capital gains of approximately $67,000 to utilize the net capital loss carryforward available indefinitely. Based upon the level of historical taxable income and that the Company is considered a development stage company, it cannot be reasonably estimated at this time if its more likely than not the Company will realize the benefits of the deferred tax assets. Consequently, the deferred tax assets have been reduced by an equivalent valuation allowance. The valuation allowance will be adjusted in the period that is determined with reasonable certainty that it is more likely than not that some portion or all of the deferred tax assets will be realized.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

13. Income taxes (continued):

       At June 30, 1999, the Company has net operating loss carryforwards for income tax purposes of approximately $656,000 and $50,500 (1998 - $50,500) which are available to offset future taxable income, if any, through 2006 and 2005, respectively. In addition, the Company has net capital loss carryforwards for income tax purposes of approximately $67,000 (1998 - nil) which are available to offset future taxable capital gains.

14. Non-cash financing and investing activities:

       (a) In 1999, a capital lease obligation of $4,800 was incurred when the Company entered into a lease for furniture and fixtures.

       (b) In 1999, 1,000,000 shares of common stock were issued upon the conversion of 1,000,000 common share purchase warrants to settle an outstanding liability.

       (c) In 1999, a note payable of $40,000 was issued when the Company purchased an investment in CTRA.

       (d) In 1998, a business combination with the Company and Innofone Canada (note 1) was effected.

15. Segmented information:

       (a) Reportable segment:

           The Company has one reportable segment; resale of long distance services. The resale of long distance services is provided to residential and small to medium sized businesses. This segment represents the result of operations for the Company.

       (b) Geographic information:

           The Company derives all of its revenue from Canada and all of its capital assets are physically located in Canada.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

16. New US Accounting Standards:

       (a) In April 1998, the American Institute of Certified Public Accountants issued statement of position 98-5 (SOP 98-5) "Reporting on the Costs of Start-Up Activities", which requires costs of start-up activities to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 and requires initial application to be reported as the cumulative effect of a change in accounting principle. Management has not determined the impact of adoption of SOP 98-5 on its financial statements.

       (b) In June 1998, the FASB issued SFAS No. 133 "Derivative Instruments and Hedging Activities" effective for fiscal quarters beginning after June 15, 2000. SFAS No. 133 requires that the Company report all derivative instruments on the balance sheet at fair value. Management has not determined the impact of adoption of SFAS No. 133 on its financial statements.

17. Comparative figures:

    Certain of the 1998 comparative figures have been reclassified to conform with the financial statement presentation adopted in 1999.

18. Uncertainty due to the Year 2000 Issue:

    The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effect of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

19. Subsequent events:

       (a) On August 5 and 6, 1999, the Company raised $501,100 through the subscription of 8% unsecured convertible promissory notes (amended on October 5, 1999) which are due July 31, 2000. The notes are convertible into common shares of the Company with a par value of $0.001 per share at a price of $0.40 per share. The fair value of the Company's common shares on August 5, 1999 and August 6, 1999 was higher than the conversion price per share. Therefore, these convertible promissory notes have an embedded beneficial conversion feature that will be charged to interest expense and additional paid-in capital on the dates the notes are issued. As of April 10, 2000, no notes have been converted into common shares.

       (b) Effective September 1, 1999, the Company's shares were delisted from the NASD over-the-counter Bulletin Board. The Company is in the process of preparing a Registration Statement to be filed with the United States Securities and Exchange Commission in order for the Company's shares to be eligible for trading in the United States on the NASD over-the-counter Bulletin Board.

       (c) On various dates subsequent to June 30, 1999 up to November 30, 1999, the Company committed to grant up to 7,330,000 stock options to employees and consultants of the Company if certain business targets and conversion requirements are met. The Company is in the process of amending their stock option plans to increase the number of common shares reserved for issuance under the stock option plans in order to grant the options.

           As of April 10, 2000, no stock options have been granted.

       (d) Effective January 5, 2000, 2,500,000 preferred shares are eligible to be converted into 7,500,000 common shares. On February 14, 2000 and February 15, 2000, the conversion was effected and 7,500,000 common shares were issued to the respective shareholders.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

19. Subsequent events, (continued):

       (e) During the period December 1999 to February 2000, the Company raised $1,039,500 through the subscription of 8% unsecured convertible promissory notes which are due December 31, 2000. The notes are convertible into common shares of the Company with a par value of $0.001 per share at a price of $0.40 per share. The notes also include a warrant to purchase one common share of the Company with a par value of $0.001 at a price of $1 per share for each $0.40 of notes purchased. As of April 10, 2000 no notes have been converted into common shares and no warrants have been exercised. The average fair value of the Company's common shares during the period December 1999 to February 2000 was higher than the conversion price per share. Therefore, these convertible promissory notes have an embedded beneficial conversion feature that will be charged to interest expense and additional paid-in capital on the dates the notes are issued.

       (f) Effective April 20, 2000, the Company entered into a three year agreement with Rogers Wireless Inc. ("Rogers") to resell their cellular based telecommunications services to customers of financial institutions in Canada for which the Company is offering bundled services. Under the terms of the agreement, the Company is obligated to arrange for 5,000 new customers by April 20, 2001, 15,000 new customers by April 20, 2002, and 25,000 new customers by April 20, 2003. If these minimums are not reached, the Company is obligated to pay to Rogers $20 Cdn. times the number of customers that the Company is short of the minimum. Rogers would also have the option to terminate the contract upon 10 days notice if the anniversary dates minimums are not met. The Company is also required to post a security deposit with Rogers in the amount of $100,000 Cdn. After three years, this agreement shall deem to continue on a month-to-month basis, unless either party terminates after giving thirty days written notice.

20. Other events:

           On June 29, 1999, Hotcaller.com Inc. ("Hotcaller") was incorporated. No shares have been issued to date. However, it is management's intention that Hotcaller will be a wholly owned subsidiary of the Company.

                      Consolidated Financial Statements
                      (Stated in United States dollars)

                      INNOFONE.COM,
                      INCORPORATED
                      (FORMERLY APC TELECOMMUNICATIONS, INC.)

                      A Development Stage Company

                      For the quarter ended March 31, 2000
                      (Unaudited)

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Balance Sheets
(Stated in United States dollars)
(Unaudited)
March 31, 2000 with comparative figures as at June 30, 1999

--------------------------------------------------------------------------------------------------------------
                                                                           March 31, 2000         June 30,1999
--------------------------------------------------------------------------------------------------------------
                                                                             (unaudited)
Assets

Current assets:
     Cash and cash equivalents                                           $        523,001        $           -
     Term deposit                                                                       -              102,477
     Accounts receivable, net of allowance for doubtful accounts
       of $15,000                                                                 252,177               73,167
     Prepaid expenses and deposits                                                 26,706               18,792
     ---------------------------------------------------------------------------------------------------------
                                                                                  801,884              194,436

Fixed assets (note 3)                                                             308,228              286,370

--------------------------------------------------------------------------------------------------------------
                                                                         $      1,110,112        $     480,806
==============================================================================================================

Liabilities and Shareholders' Deficiency

Current liabilities:
     Bank indebtedness                                                   $              -        $      28,816
     Accounts payable and accrued liabilities                                     770,784              253,725
     Advances from ultimate shareholders (note 5)                                  75,000               67,000
     Current portion of long-term debt (note 6)                                    41,016               41,012
     Obligation under capital lease                                                 2,389                3,695
--------------------------------------------------------------------------------------------------------------
                                                                                  889,189              394,248

Advances from ultimate shareholders (note 5)                                      229,903              245,405
Long-term debt (note 6)                                                            58,380               89,176
Convertible debt (note 18(c) and (d))                                           1,540,600                    -

Shareholders' deficiency:
     Share capital (note 8)                                                     2,088,058              765,308
     Deficit accumulated during the development stage                          (3,650,487)            (988,235)
     Accumulated other comprehensive loss                                         (45,539)             (25,096)
--------------------------------------------------------------------------------------------------------------
                                                                               (1,607,968)            (248,023)

Commitments (note 10)

--------------------------------------------------------------------------------------------------------------
                                                                         $      1,110,112        $     480,806
==============================================================================================================


See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Statements of Operations
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 with comparative figures for the nine month period ended March 31, 1999

---------------------------------------------------------------------------------------------------------------
                                                                                  2000                1999
---------------------------------------------------------------------------------------------------------------
                                                                              (unaudited)          (unaudited)

Sales                                                                      $      531,465       $       54,929

Cost of sales                                                                     375,622               31,527
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Gross profit                                                                      155,843               23,402

Selling, general and administrative expenses                                      916,973              437,683
Amortization                                                                       62,751               44,075
Development costs for bundled services program                                    507,227                   -
Interest on long-term debt                                                          8,548               11,660
Interest and bank charges                                                       1,322,596                5,745
---------------------------------------------------------------------------------------------------------------
                                                                                2,818,095              499,163

---------------------------------------------------------------------------------------------------------------
Net loss                                                                       (2,662,252)            (475,761)

Deficit, beginning of period                                                     (988,235)             (51,841)

---------------------------------------------------------------------------------------------------------------
Deficit, end of period                                                     $   (3,650,487)       $    (527,602)
===============================================================================================================

Basic net loss per common share (note 12)                                  $        (0.27)       $       (0.11)
===============================================================================================================

Weighted average number of common shares outstanding                            9,708,500            4,318,300
===============================================================================================================


See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Statements of Operations
(Stated in United States dollars)
(Unaudited)
For the quarter ended March 31, 2000 with comparative figures for the quarter ended March 31, 1999

---------------------------------------------------------------------------------------------------------------
                                                                                 2000                  1999
---------------------------------------------------------------------------------------------------------------
                                                                              (unaudited)          (unaudited)

Sales                                                                      $      186,234       $       34,068

Cost of sales                                                                     142,870               18,339
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Gross profit                                                                       43,364               15,729

Selling, general and administrative expenses                                      316,783              177,257
Amortization                                                                       21,151                6,540
Development costs for bundled services program                                    507,227                   -
Interest on long-term debt                                                          2,686                2,901
Interest and bank charges                                                         880,078                1,261
---------------------------------------------------------------------------------------------------------------
                                                                                1,727,925              187,959

---------------------------------------------------------------------------------------------------------------
Net loss                                                                       (1,684,561)            (172,230)

Deficit, beginning of period                                                   (1,965,926)            (355,372)

---------------------------------------------------------------------------------------------------------------
Deficit, end of period                                                     $   (3,650,487)       $     (527,602)
===============================================================================================================

Basic net loss per common share (note 12)                                  $        (0.16)        $      (0.03)
===============================================================================================================

Weighted average number of common
   shares outstanding                                                          10,369,000            6,088,100
===============================================================================================================


See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATION, INC.)
Consolidated Statements of Shareholders' Deficiency
(Stated in United States dollars)
(Unaudited)
From inception to March 31, 2000

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Common       Accumulated
                                                                                Additional             share           Deficit
                                                      Common      Preferred        paid-in          purchase              from
                                                      shares         shares        capital          warrants        operations
------------------------------------------------------------------------------------------------------------------------------------

Shares issued in connection with:
     Issuance of common shares for cash        $           -    $         -     $      563     $           -    $            -
     Issuance of shares for reverse takeover
       transaction (note 1)                            5,000          5,000            437             9,838                 -
------------------------------------------------------------------------------------------------------------------------------------
                                                       5,000          5,000          1,000             9,838                 -
Net loss                                                   -              -              -                 -           (51,841)
Other comprehensive income, net of tax:
     Foreign currency translation adjustment               -              -              -                 -                 -
------------------------------------------------------------------------------------------------------------------------------------
Total comprehensive loss                                   -              -              -                 -           (51,841)
------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1998                                 5,000          5,000          1,000             9,838           (51,841)
Shares issued in connection with:
     Issuance of common shares for cash                2,000              -         98,000                 -                 -
     Exercise of warrants for
       common shares                                   4,130              -        527,870            (9,838)                -
     Exercise of common share purchase
       warrants for common shares                      1,000              -          8,838                 -                 -
------------------------------------------------------------------------------------------------------------------------------------
                                                       7,130              -        634,708            (9,838)                -
Net loss                                                                                                              (936,394)
Other comprehensive loss, net of tax:
   Foreign currency translation adjustment

Stock options                                              -              -        112,470                 -                 -
------------------------------------------------------------------------------------------------------------------------------------

Balance June 30, 1999                                 12,130          5,000        748,178                            (988,235)

Net loss                                                   -              -              -                 -        (2,155,025)

Beneficial conversion feature of convertible notes (note 18(c))                     438,000
Beneficial conversion feature of convertible notes (note 18(d))                     874,750
Stock options                                                                       10,000

Conversion of preferred shares                         2,500         (2,500)
------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 2000                        $      14,630    $     2,500     $2,070,928     $           -    $   (3,143,260)
====================================================================================================================================


----------------------------------------------------------------------------------------------
                                                                  Accumulated
                                                                        other
                                                                comprehensive
                                                                       income           Total
----------------------------------------------------------------------------------------------
Shares issued in connection with:
     Issuance of common shares for cash                          $          -     $       563
     Issuance of shares for reverse takeover
       transaction (note 1)                                                 -          20,275
----------------------------------------------------------------------------------------------
                                                                            -          20,838
Net loss                                                                    -         (51,841)
Other comprehensive income, net of tax:
     Foreign currency translation adjustment                              405             405
----------------------------------------------------------------------------------------------
Total comprehensive loss                                                  405         (51,436)
----------------------------------------------------------------------------------------------
Balance, June 30, 1998                                                    405         (30,598)
Shares issued in connection with:
     Issuance of common shares for cash                                     -         100,000
     Exercise of warrants for
       common shares                                                        -         522,162
     Exercise of common share purchase
       warrants for common shares                                           -           9,838
----------------------------------------------------------------------------------------------
                                                                            -         632,000
Net loss                                                                             (936,394)
Other comprehensive loss, net of tax:
   Foreign currency translation adjustment                            (25,501)        (25,501)

Stock options                                                               -         112,470
----------------------------------------------------------------------------------------------

Balance June 30, 1999                                                 (25,096)       (248,023)

Net loss                                                              (20,443)     (2,175,468)

Beneficial conversion feature of convertible notes (note 18(d))                       438,000
Beneficial conversion feature of convertible notes (note 18(e))                       874,750
Stock options                                                                          10,000
----------------------------------------------------------------------------------------------
Balance, March 31, 2000                                          $    (45,539)    $(1,100,741)
==============================================================================================




See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Statements of Changes in Financial Position
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 with comparative figures for the year ended June 30, 1999

-------------------------------------------------------------------------------------------------------------------
                                                                            March 31, 2000         June 30, 1999
-------------------------------------------------------------------------------------------------------------------
                                                                              (unaudited)
Cash flows provided by (used in):

Operations:
     Net loss                                                              $   (2,662,252)      $     (936,394)
     Items not involving cash:
         Amortization                                                              62,751               56,075
         Write off of franchise fee                                                     -               23,729
         Loss on disposal of fixed asset                                                -               17,071
         Loss on sale of investment                                                     -               89,118
         Compensation expense on stock options                                          -              112,470
         Beneficial conversion feature of convertible notes                     1,312,750                    -
     Change in non-cash operating working capital                                 330,135               14,948

-------------------------------------------------------------------------------------------------------------------
                                                                                 (956,616)            (622,982)

Financing:
     Advances (to) from ultimate shareholders                                      (7,502)              83,017
     Increase(decrease) in bank indebtedness                                      (28,816)              28,816
     Principal payments on long-term debt                                         (30,784)             (40,321)
     Principal payments on obligation
       under capital lease                                                         (1,306)              (1,105)
     Increase in convertible debt                                               1,540,600                    -
     Proceeds from options exercised                                               10,000                    -
     Issuance of share capital                                                          -              632,000
-------------------------------------------------------------------------------------------------------------------
                                                                                1,482,192              702,407

Investments:
     Additions to fixed assets                                                    (84,609)            (285,963)
     Proceeds from disposal of fixed assets                                             -              106,330
     Purchase of term deposit                                                           -             (102,477)
     Investment in CTRA                                                                 -              (89,118)
     Proceeds on sale of investment in CTRA                                             -               40,000
     Payment of note payable to CTRA                                                    -              (40,000)
     Proceeds from term deposit                                                   102,477                    -
-------------------------------------------------------------------------------------------------------------------
                                                                                   17,868             (371,228)

Effect of exchange rate changes on cash                                           (20,442)             (18,482)

-------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                                  523,001             (310,285)

Cash and cash equivalents, beginning of period                                          -              310,285

-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                   $      523,001       $            -
===================================================================================================================

See accompanying notes to consolidated financial statements..

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

Innofone.com, Incorporated (the "Company") is incorporated under the laws of the State of Nevada. On March 30, 1999, the Company changed its name from APC Telecommunications, Inc. to Innofone.com, Incorporated. The Company commenced commercial operations in fiscal 1999, however they are still considered to be in the development stage due to the fact that there has been no significant revenue derived from operations. The Company, through its legal subsidiary that operates in Canada, is engaged in the business of long distance telephone and internet telephony. All of the Company's sales are to Canadian customers in the residential and business sectors. The Company is not dependent on a single customer. However, the Company uses only a few carriers of long distance services that they are dependent on for the usage of their telephone lines.

1.     Basis of presentation:

       (a) Business combination of the Company and Innofone Canada Inc. ("Innofone Canada") (formerly APC Telecom Inc.):

           On June 26, 1998, the shareholders of the Company approved a share exchange takeover bid whereby, on June 26, 1998, the Company acquired all of the outstanding shares of Innofone Canada, a private company. Under the terms of the transaction, the shareholders of Innofone Canada received 5,000,000 common shares and 5,000,000 Series A, voting convertible preferred shares of the Company. The result of this transaction is that the former shareholders of Innofone Canada acquired 83% of the outstanding common shares of the Company on a fully diluted basis.

           Accounting for the business combination:

           As former shareholders of Innofone Canada hold 83% of the outstanding shares of the Company subsequent to these transactions, the business combination of the two companies has been accounted for as a reverse takeover of the Company by Innofone Canada.

           Application of reverse takeover accounting results in the following:

           (i) The consolidated financial statements of the combined entity are issued under the name of the legal parent (the Company) but are considered a continuation of the financial statements of the legal subsidiary (Innofone Canada);

           (ii) As Innofone Canada is deemed to be the acquirer for accounting purposes, its assets and liabilities are included in the consolidated financial statements at their historical carrying values;

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

1.       Basis of presentation (continued):

           (iii)Control of the net assets and operations of the Company is deemed to be acquired by Innofone Canada. For purposes of this transaction, the deemed consideration is considered to be equivalent to the net book value of the Company as at June 26, 1998.

                ----------------------------------------------------------------
                Deemed consideration                               $      20,275

                Assigned value of net assets:
                Prepaid expenses and deposits                      $      20,275
                ----------------------------------------------------------------

       (b) Interim financial statements:

           In the opinion of management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the results of such periods. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year.

       (c) Future operations:

           These financial statements have been prepared on the going concern basis, which assumes the realizations of assets and settlement of liabilities in the normal course of operations, notwithstanding the significant operating losses since incorporation, negative working capital and deficiency in shareholders' equity at June 30, 1999 and the Company's shares being delisted from the National Association of Securities Dealers ("NASD") over-the-counter Bulletin Board (note 18(b)). Continued operations depend upon the Company's ability to attain profitable operations and obtain sufficient cash from external financing to meet the Company's liabilities as they become payable. These conditions and events cast substantial doubt on the Company's ability to continue as a going concern. Management is of the opinion that sufficient working capital will be obtained from operations and external financing (see notes 18(c) and (d)) to meet the Company's liabilities and commitments as they become payable.

2.     Significant accounting policies:

       These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States, the more significant of which are outlined below.

          (a) Basis of presentation:

            The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Innofone Canada. All significant intercompany transactions and balances have been eliminated on consolidation.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

2.     Significant accounting policies (continued):

       (b)  Cash equivalents:

            Cash equivalents are $523,001 and nil respectively as at March 31, 2000 and June 30, 1999. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

       (c)  Fixed assets:

            Fixed assets are recorded at cost and are amortized over the estimated useful life of the asset using the following methods and annual rates:

           ------------------------------------------------------------------------------
           Asset                              Basis                                  Rate
           ------------------------------------------------------------------------------

           Computer servers and software      Declining balance                       30%
           Furniture and fixtures             Declining balance                       20%
           Leasehold improvements             Straight line           Over the lease term
           Telephone                          Declining balance                       30%
           Technical equipment                Declining balance                       30%
           ------------------------------------------------------------------------------

       (d)  Use of estimates:

            The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

       (e)  Income taxes:

            Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------


2.     Significant accounting policies (continued):

       (f) Foreign currency translation:

           The Canadian dollar is the functional currency, being the currency in which the Company carries out most of its operations. The consolidated statement of operations is translated into United States dollars using the average exchange rates for the year. The consolidated balance sheet is translated into United States dollars using the current exchange rate. The translation gains or losses are included in the consolidated statement of shareholders' deficiency as accumulated other comprehensive income or loss.

       (g) Comprehensive income:

           On July 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net loss and foreign currency translation adjustments and is presented in the consolidated statements of shareholders' deficiency and comprehensive income. The statement requires only additional disclosures in the consolidated financial statements; it does not affect the Company's financial position or results of operations. Prior year financial statements conform to the requirements of SFAS No. 130.

       (h) Stock option plan:

           The Company applies the fair value based method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation in accounting for its stock option plan. As such, compensation expense is recorded on the date of grant based on the value of the award and is recognized over the service period.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999
--------------------------------------------------------------------------------

2.     Significant accounting policies (continued):

       (i) Impairment of long-lived assets and long-lived assets to be disposed of:

           The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (j) Revenue recognition:

           The Company recognizes revenue primarily from the resale of long distance services. Long distance services revenue is recorded as revenue when the services are rendered.

3.     Fixed assets:

       -------------------------------------------------------------------------------------------------------
                                                                                             March 31, 2000
       -------------------------------------------------------------------------------------------------------
                                                                                  Accumulated         Net book
                                                                     Cost        amortization            value
       -------------------------------------------------------------------------------------------------------

       Computer servers and software                        $     347,635         $    62,056    $     285,579
       Furniture and fixtures                                      16,794               1,960           14,834
       Leasehold improvements                                       6,275                 784            5,491
       Telephone                                                    1,654                 261            1,393
       Technical equipment                                          1,192                 261              931

       -------------------------------------------------------------------------------------------------------
                                                            $     373,550         $    65,322    $    308,228
       =======================================================================================================


       -------------------------------------------------------------------------------------------------------
                                                                                              June 30, 1999
       -------------------------------------------------------------------------------------------------------
                                                                                  Accumulated         Net book
                                                                     Cost        amortization            value
       -------------------------------------------------------------------------------------------------------

       Computer servers and software                        $     267,378         $     6,521    $     170,180
       Furniture and fixtures                                      13,526                 242           12,439
       Leasehold improvements                                       5,456                 135            4,397
       Telephone                                                    1,654                 248            1,406
       Technical equipment                                          1,192                 179            1,013
       -------------------------------------------------------------------------------------------------------
                                                            $     289,206         $     2,836    $     286,370
       =======================================================================================================

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

4.     Franchise fee:

       On April 26, 1998, the Company signed a franchise agreement with Access Power Inc. giving it exclusive rights to develop internet telephony throughout Canada using the innovative technologies trademarked by Access Power Inc. for a period of thirty years. On December 11, 1998, this agreement was voluntarily terminated resulting in full mutual releases for both parties to the agreement. Accordingly, the capitalized franchise fee from 1988 has been charged to operations for the year ended June 30, 1999.

5.     Advances from ultimate shareholders:

       Advances from ultimate shareholders, classified as long term, are unsecured, non-interest bearing providing the Company is not in default of any payments required to be made starting July 1, 2003, and are repayable in equal monthly installments beginning July 1, 2003 to 2018. The current advances from ultimate shareholders are due on demand.

6.     Long-term debt:

       -------------------------------------------------------------------------------------------------------
                                                                                March 31, 2000 June 30, 1999
       -------------------------------------------------------------------------------------------------------

       Bank loan bearing interest at the bank's
         prime rate plus 3%, repayable in monthly
         principal payments of $4,774 from October
         1998 to April 1999 and $3,418 commencing
         in May 1999, interest repayable monthly
         effective upon inception of  the loan                           $         99,404        $     130,188

       Less current portion                                                        41,016               41,012

       -------------------------------------------------------------------------------------------------------
                                                                         $         58,388        $      89,176
       =======================================================================================================

       The loan is secured by a first charge against the assets of the Company. Certain shareholders have signed personal guarantees totalling $42,500 to secure the loan.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

6.     Long-term debt (continued):

       Principal repayments are as follows:
       -------------------------------------------------------------------------

       2001                                                               41,016
       2002                                                               41,016
       2003                                                               17,372
       -------------------------------------------------------------------------
                                                                    $     99,404
       =========================================================================

7.     Loss on sale of investment:

       During fiscal 1999, the Company purchased a 12.5% investment in Canadian Telecom Resellers Alliance Inc. ("CTRA"), a corporation incorporated under the laws of the Province of Ontario for consideration consisting of cash of $89,118 and a note payable to CTRA for $40,000.

       Effective June 17, 1999, the Company sold its investment in CTRA to Optel Communications Corp. ("Optel") an arm's length Canadian controlled private corporation and received $40,000 in cash to repay the note payable to CTRA and 156,250 warrants to purchase 156,250 Class B non-voting shares in Optel. The warrants have been assigned a value of nil. Accordingly, a loss of $89,118 has been recorded on the sale of the investment for the Company's year ended June 30, 1999. The warrants are exercisable in four six month intervals commencing June 17, 1999 at a price of Cdn. $2.00 per warrant and expire on June 17, 2004. The Company is also entitled to exercise up to 93,750 additional warrants at a price of Cdn. $2.00 per warrant at any time after November 30, 2000 if CTRA meets certain business targets during the period from June 17, 1999 until November 30, 2000. The additional warrants expire on June 17, 2004. As of March 31, 1999, no warrants have been exercised.

       On October 27, 1999 Optel completed a reorganization of its issued and outstanding share capital. As a result of this reorganization, the warrants to purchase Class B non-voting shares in Optel were consolidated on a three-for-one-basis.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

8.     Share capital:

       As described in note 1(a), Innofone Canada is deemed, for accounting purposes, to have acquired the Company effective June 26, 1998.

       As at June 26, 1998, the authorized share capital of Innofone Canada consisted of an unlimited number of common shares. The change in share capital of Innofone Canada for the period from April 24, 1998 (date of incorporation) to June 26, 1998, the effective date of the business combination with the Company was as follows:

       -------------------------------------------------------------------------

       Issued for cash                                             $         563

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------
       Share capital of Innofone Canada, June 26, 1998             $         563

       -------------------------------------------------------------------------


       Additional paid-in capital was received in the amount of $437 cash. The total of $563 and $437 represents total additional paid-in capital for 1,000,000 common shares at June 30, 1998. The 5,000,000 preferred and 5,000,000 common shares issued to effect the business combination on June 26, 1998 were assigned a value of $5,000 each based on their par value.

       The ascribed share capital of the Company, the continuing consolidated entity, as at June 30, 1999 for accounting purposes, is computed as follows:

       -------------------------------------------------------------------------------------------------------

       Existing share capital of Innofone Canada, June 26, 1998                                  $         563
       Ascribed value of the shares of the Company as a result
          of business combination                                                                       10,000
       Common share purchase warrants                                                                    9,838
       Additional paid-in-capital                                                                          437
       -------------------------------------------------------------------------------------------------------

       -------------------------------------------------------------------------------------------------------
       Share capital of the Company, June 30, 1998                                                      20,838

       Proceeds from sale of units                                                                       2,000
       Warrants exercised                                                                                5,130
       Common share purchase warrants exercised                                                         (9,838)
       Additional paid-in-capital                                                                      747,178

       -------------------------------------------------------------------------------------------------------
       Share capital of the Company, June 30, 1999                                               $     765,308
       -------------------------------------------------------------------------------------------------------
       Additional paid in capital from debt conversion (notes 18(d) and (e))                         1,312,750
       -------------------------------------------------------------------------------------------------------
       Additional paid in capital from exercise of stock options                                        10,000
       -------------------------------------------------------------------------------------------------------
       Share capital of the Company, March 31, 2000                                              $   2,088,058
       =======================================================================================================

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

8.     Share capital (continued):

       As a result of the business combination, Innofone Canada became a wholly-owned subsidiary of the Company. For accounting purposes, at June 26, 1998, the outstanding shares of the Company, the continuing consolidated entity, consisted of the number of the Company shares issued to date with an ascribed value equal to the share capital of the continuing consolidated entity as computed above. The number of outstanding common shares of the Company as at March 31, 2000 is computed as follows:


       -------------------------------------------------------------------------------------------------------
                                                                                                        Common
                                                                                                        shares
                                                                   Common          Preferred          purchase
                                                                   shares             shares          warrants
       -------------------------------------------------------------------------------------------------------

       Existing outstanding shares and
          warrants as at June 26, 1998                          1,000,000                  -         1,000,000

       Shares issued to effect the business
          combination with Innofone Canada                      5,000,000          5,000,000                 -
       -------------------------------------------------------------------------------------------------------

       Outstanding shares and warrants
          as at June 30, 1998                                   6,000,000          5,000,000         1,000,000

       Common share purchase warrants exercised                 1,000,000                  -        (1,000,000)

       Sale of units                                            2,000,000                  -         6,000,000

       Warrants exercised                                       4,130,000                  -        (4,130,000)

       Warrants expired                                                 -                  -        (1,870,000)

       -------------------------------------------------------------------------------------------------------
       Outstanding shares and warrants,
          June 30, 1999                                        13,130,000          5,000,000                 -
       Preferred shares converted to commons shares             7,500,000         (2,500,000)                -
       -------------------------------------------------------------------------------------------------------
       Outstanding shares and warrants
            as at March 31, 2000                               20,630,000          2,500,000                 -
       =======================================================================================================

       The Company's authorized share capital consists of 100,000,000 common shares and 25,000,000 preferred shares each with a par value of $0.001 per share. The preferred shares are voting, convertible to common shares on a 3 for 1 basis at the option of the holder based on certain business targets being met and participate equally as to dividends with each common share. Any dividends declared and paid by the Company would be declared and paid in United States dollars.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

8.     Share capital (continued):

       The Company has the right, until June 26, 2000, to redeem, at a price of $0.01 per share, all shares issued to the founders ("Founder Shares") of Innofone Canada who are now officers, directors and significant shareholders of the Company (the "Executives"), to effect the business combination with Innofone Canada, in the event that any Executives employment with the Company or its affiliates is terminated. Any shareholder has the right to judicially enforce this provision at the expense of the Company.

       On June 15, 1998, the Company issued 1,000,000 common share purchase warrants to a shareholder of the Company as consideration for services provided, related to the reverse take-over transaction (note 1). A value of $9,838 was assigned to the common share purchase warrants. Each common share purchase warrant was exercisable until June 30, 1999 to acquire one common share at $0.02 per share. On January 5, 1999, the common share purchase warrants were exercised. Upon exercise of the 1,000,000 common share purchase warrants, 1,000,000 common shares were issued at $0.02 per share. The payment for these shares was offset by a $20,000 payable for services provided to the Company and the $9,838 value assigned to common share purchase warrants was reallocated $1,000 to common shares based on their par value and $8,838 as additional paid-in capital.

       On July 7, 1998, the Company made an offering of 2,000,000 units, under rule 504 of Regulation D of the Securities Act of 1933, at a price of $0.05 per unit. Each unit consisted of one common share, $0.001 par value per share and three common share purchase warrants exercisable at $0.10, $0.14 and $0.20 respectively, each of which was exercisable until April 30, 1999. Cash in the amount of $100,000 was received on the sale of the units and $2,000 was allocated to common shares based on their par value and $98,000 to additional paid-in capital. As at April 30, 1999, 4,130,000 share purchase warrants were exercised for $532,000. This cash was allocated $4,130 to common shares based on their par value and $527,870 to additional paid-in capital. The remaining share purchase warrants expired.

       Effective January 5, 2000, 2,500,000 preferred shares were eligible to be converted into 7,500,000 common shares. On February 24, 2000, the conversion was effected and 7,500,000 common shares were issued to the respective shareholders.


9.     Stock option plan:

       In 1997, the Company adopted a Compensatory Stock Option Plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to employees, consultants, advisors or directors of the Company. The Plan authorizes grants of options to purchase up to 1,500,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to or greater than 85% of the stock's fair market value at the date of grant and the vesting period is limited to no more than 10 years.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

9.     Stock option plan (continued):

       On August 11, 1998 and June 30, 1999 the Company granted 630,000 and 750,000 stock options respectively to consultants, directors and employees of the Company pursuant to the Company's compensatory stock option plan for the purchase of common shares ranging from $0.10 to $1.00 per share, expiring from August 10, 2000 to June 30, 2001 and vesting either on the date of grant or 6 months after date of grant.



       The following table summarizes the activity for the Plan:

       -------------------------------------------------------------------------------------------------
                                                                       Number of        Weighted-average
                                                                         options          exercise price
       -------------------------------------------------------------------------------------------------

       Balance at April 24, 1998 and June 30, 1998                             -                     N/A
       Granted                                                         1,380,000          $         0.64
       Forfeited                                                               -                     N/A
       Expired                                                                 -                     N/A
       Exercised                                                        (20,000)                     .50
       -------------------------------------------------------------------------------------------------
       Options exerciseable at March 31, 2000                          1,360,000          $         0.64

       =================================================================================================

       The weighted average grant date fair value of options granted during the year is summarized in the following table:

       -------------------------------------------------------------------------------------------------
                                                                                        Weighted-average
                                                                Weighted-average              grant date
                                                                  exercise price   fair value of options
       -------------------------------------------------------------------------------------------------

       Options whose exercise price is at fair market value        $        0.10     $            11,000
       Options whose exercise price is greater than market value            0.73                 101,470

       -------------------------------------------------------------------------------------------------
       Total weighted-average grant date fair value of options                       $           112,470
       =================================================================================================

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

9.     Stock option plan (continued):

       The weighted average remaining contractual life for all outstanding options is approximately one year.

       The fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for 1999: dividend yield of 0%, expected volatility of 100%, risk-free interest rate of approximately 5% and expected life of 2 years. Compensation costs recorded under the 1997 Compensatory Stock Option Plan in 1999 aggregated $112,470. The full amount was assigned as additional paid-in capital.

       In 1997, the Company also adopted an Employee Stock Compensation Plan pursuant to which the Company's Board of Directors may grant stock to employees of the Company. The plan authorizes grants of up to 1,000,000 shares of authorized but unissued common stock. No stock has been granted to employees under this plan as of March 31, 1999.

10.    Commitments:

       (a) Lease commitments:

           The Company has entered into an operating lease agreement for its premises for a five-year term expiring in June 2003. The Company has the option to renew the lease for a further five-year period at then market rates. The annual lease payments for the next four years are as follows:

           ---------------------------------------------------------------------

           2001                                                           16,000
           2002                                                           16,000
           2003                                                           17,000
           2004                                                            4,000
           ---------------------------------------------------------------------
                                                                   $      53,000
           =====================================================================

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

10.      Commitment (continued):


       (b) CTRA Agreement:


           The Company has entered into an agreement with CTRA ("CTRA Agreement") to resell its long distance services. The agreement expires on March 20, 2002, and automatically renews every three years unless either party notifies the other at least 30 days prior to the expiration of the term that it does not wish to renew. The Company has guaranteed that its monthly billings with CTRA will not be less that $50,000 Canadian dollars per month ("monthly minimum") by December 31, 2000 and every month thereafter for the term of the agreement. In the event that the monthly minimum billing to CTRA is not reached in any month after December 31, 2000, and throughout the term of the contract, the Company is committed to pay to CTRA 50% of the difference between the actual billing and the monthly minimum billing amount. The CTRA Agreement may be terminated by the Company upon thirty days notice. If the Company exercises its right of termination, it is obligated to pay CTRA $50,000 Canadian dollars as a termination charge. As of March 31, 2000, the Company met the monthly minimum billings and has not terminated the CTRA Agreement.

11.    Fair value of financial assets and financial liabilities:

       (a) Financial instruments:

           The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at March 31, 2000 and June 30, 1999. The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. These estimates, although based on the relevant market information about the financial instrument, are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

11.    Fair value of financial assets and financial liabilities (continued):


           ---------------------------------------------------------------------------------------------------
                                                                           March 31, 2000       March 31, 2000
           ---------------------------------------------------------------------------------------------------
                                                                                 Carrying                 Fair
                                                                                   amount                value
           ---------------------------------------------------------------------------------------------------

           Financial assets:
           Cash and cash equivalents                                       $      523,001        $     523,001
           Accounts receivable                                                    252,177              252,177
           Prepaid expenses and deposits                                           26,706               26,706
           Financial liabilities:
           Accounts payable and accrued liabilities                               770,784              770,784
           Long-term debt                                                          99,404               99,404
           Obligation under capital lease                                           2,389                2,389
           Advances from ultimate shareholders                                    304,903              304,903
           ===================================================================================================


           ---------------------------------------------------------------------------------------------------
                                                                                 June 30, 1999 June 30, 1999
           ---------------------------------------------------------------------------------------------------
                                                                                 Carrying                 Fair
                                                                                   amount                value
           ---------------------------------------------------------------------------------------------------

           Financial assets:
           Cash and cash equivalents                                       $            -        $           -
           Accounts receivable                                                     73,167               73,167
           Prepaid expenses and deposits                                            5,105                5,105
           Financial liabilities:
           Accounts payable and accrued liabilities                               253,725              253,725
           Long-term debt                                                         130,188              130,188
           Obligation under capital lease                                           3,695                3,695
           Advances from ultimate shareholders                                    312,405              312,405

           ===================================================================================================

           The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

           Cash and cash equivalents, accounts receivable, deposits, accounts payable and accrued liabilities.

           The carrying amounts approximate fair value because of the short maturity of these instruments.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------


11.    Fair value of financial assets and financial liabilities (continued):


           Long-term debt:

           The fair value is estimated by discounting the future cash flows at rates currently offered to the Company for similar debt instruments of comparable maturity by the Company's bankers.

           Advances from ultimate shareholders:

           Imputed interest computed at comparable market rates on the interest free advances from ultimate shareholders is not considered to be material to the financial statements. Consequently, the financial statements do not include a charge for imputed interest on the interest free advances and the fair value is considered to be comparable to the carrying value.

       (b) Currency rate risk:

           The Company's current operations are headquartered in Canada and all sales are generated in Canada. Since the financial results are reported in United States dollars, fluctuations in the value of the United States dollar relative to the Canadian dollar could materially affect the Company's results.


12.    Basic net loss per share:

       Basic net loss per share figures are calculated using the weighted average number of common shares outstanding computed on a daily basis. The Founder Shares are excluded from the weighted average number of common shares until June 26, 2000 (note 8). The effect of the conversion of the preferred shares on an if-converted basis and stock options has an anti-dilutive effect.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

13.    Income taxes:

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at March 31, 2000 and June 30, 1999 are presented below:

       -------------------------------------------------------------------------------------------------------
                                                                                March 31, 2000  June 30, 1999
       -------------------------------------------------------------------------------------------------------

       Deferred tax assets:

       Net operating loss carryforwards                                           688,000              318,000
       Net capital loss carryforwards                                              30,000               30,000
       Capital assets, principally due to differences
       in amortization                                                             11,000               32,000
       -------------------------------------------------------------------------------------------------------

       Total gross deferred tax assets                                            729,000              380,000
       Less valuation allowance                                                  (729,000)            (380,000)

       -------------------------------------------------------------------------------------------------------
       Net deferred tax assets                                           $              -        $           -
       =======================================================================================================


       The valuation allowance for deferred tax assets for the nine month period ended March 31, 2000 was $729,000. The net change in the total valuation allowance for the year ended June 30, 1999 and the nine month period ended March 31, 2000 was an increase of $357,000 and $349,000, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $1,560,000 prior to the expiration of the net operating loss carryforwards in 2005 and 2006 and future taxable capital gains of approximately $67,000 to utilize the net capital loss carryforward available indefinitely. Based upon the level of historical taxable income and that the Company is considered a development stage company, it cannot be reasonably estimated at this time if its more likely than not the Company will realize the benefits of the deferred tax assets. Consequently, the deferred tax assets have been reduced by an equivalent valuation allowance. The valuation allowance will be adjusted in the period that is determined with reasonable certainty that it is more likely than not that some portion or all of the deferred tax assets will be realized.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

14.    Non-cash financing and investing activities:

        (a) In 1999, a capital lease obligation of $4,800 was incurred when the Company entered into a lease for furniture and fixtures.

        (b) In 1999, 1,000,000 shares of common stock were issued upon the conversion of 1,000,000 common share purchase warrants to settle an outstanding liability.

        (c) In 1999, a note payable of $40,000 was issued when the Company purchased an investment in CTRA.

        (d) In 1998, a business combination with the Company and Innofone Canada (note 1) was effected.

15.    Segmented information:

        (a) Reportable segment:

            The Company has one reportable segment; resale of long distance services. The resale of long distance services is provided to residential and small to medium sized businesses. This segment represents the result of operations for the Company.

        (b) Geographic information:

            The Company derives all of its revenue from Canada and all of its capital assets are physically located in Canada.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

16.    New US Accounting Standards:

       (a) In April 1998, the American Institute of Certified Public Accountants issued statement of position 98-5 (SOP 98-5) "Reporting on the Costs of Start-Up Activities", which requires costs of start-up activities to be expensed as incurred. Effective July 1, 1999 the Company adopted the accounting principles of SOP 98-5, however management has determined that SOP 98-5 would have no impact on its financial statements.

       (b) In June 1998, the FASB issued SFAS No. 133 "Derivative Instruments and Hedging Activities" effective for fiscal quarters beginning after June 15, 2000. SFAS No. 133 requires that the Company report all derivative instruments on the balance sheet at fair value. Management has not determined the impact of adoption of SFAS No. 133 on its financial statements.

17.    Subsequent event:

       Effective April 20, 2000, the Company entered into a three year agreement with Rogers Wireless Inc. ("Rogers") to resell their cellular based telecommunications services to customers of financial institutions in Canada for which Innofone is offering bundled services. Under the terms of the agreement, the Company is obligated to arrange for 5,000 new customers by April 20, 2001, 15,000 new customers by April 20, 2002, and 25,000 new customers by April 20, 2003. If these minimums are not reached, the Company is obligated to pay Rogers Cdn. $20 times the number of customers that the Company is short of the minimum. Rogers would also have the option to terminate the contract upon 10 days notice, if the anniversary date minimums are not met. The Company is also required to post a security deposit with Rogers in the amount of Cdn. $100,000. After three years, this agreement shall deem to continue on a month-to-month basis, unless either party terminates after giving thirty days written notice.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

18.      Other events:

       (a) On June 29, 1999, Hotcaller.com Inc. ("Hotcaller") was incorporated. No shares have been issued to date. However, it is management's intention that Hotcaller will be a wholly owned subsidiary of the Company.

       (b) Effective September 1, 1999, the Company's shares were delisted from the NASD over-the-counter Bulletin Board. The Company is in the process of preparing a Registration Statement to be filed with the United States Securities and Exchange Commission in order for the Company's shares to be eligible for trading in the United States on the NASD over-the-counter Bulletin Board.

       (c) On August 5 and 6, 1999, the Company raised $501,100 through the subscription of 8% unsecured convertible promissory notes (amended on October 5, 1999) which are due July 31, 2000. The notes are convertible into common shares of the Company with a par value of $0.001 per share at a price of $0.40 per share. The total fair value of the Company's conversion common shares on August 5, 1999 and August 6, 1999 was $438,000 higher than the total conversion price. Therefore, these convertible promissory notes have an embedded beneficial conversion feature that has been charged to interest expense and additional paid in capital effective the dates the notes are issued. As of March 31, 2000, no notes have been converted into common shares.

       (d) During the period December 1999 to February 2000, the Company raised $1,039,500 through the subscription of 8% unsecured convertible promissory notes which were due December 31, 2000. The notes are convertible into common shares of the Company with a par value of $0.001 per share at a price of $0.40 per share. The total fair value of the Company's conversion common shares at the dates when the notes were signed was $874,750, higher than the total conversion price. Therefore, these convertible promissory notes have a similar embedded beneficial conversion feature as stated in note 18(c), which has been charged to interest expense and added to additional paid in capital. The notes also include a warrant to purchase one common share of the Company with a par value of $0.001 at a price of $1 per share for each $0.40 of notes purchased. As of March 31, 2000 no notes have been converted into common shares and no warrants have been exercised.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the nine month period ended March 31, 2000 and the year ended June 30, 1999

--------------------------------------------------------------------------------

18.  Other events:

       (e) On various dates subsequent to June 30, 1999 up to March 31, 2000, the Company committed to grant up to 7,330,000 stock options to employees and consultants of the Company if certain business targets and conversion requirements are met. The Company is in the process of amending their stock option plans to increase the number of common shares reserved for issuance under the stock option plans in order to grant the options. As of March 31, 2000, none of these stock options have been granted.

                                     PART II


Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


         As permitted by Nevada law, Innofone's Certificate of Incorporation provides that Innofone will indemnify its officers and directors against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of Innofone unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. Innofone may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if Innofone is so entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Innofone pursuant to the foregoing provisions, Innofone believes that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The following table sets forth Innofone's estimates of the expenses to be incurred by it in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:



Securities and Exchange Commission registration fee             $   910
Fees and expenses of Registration                     _______*
Accounting fees and expenses                          _______*
Miscellaneous                                         -------
         Total                                        $______


*  Estimated

Item 26.  RECENT SALES OF UNREGISTERED SECURITIES


1. On June 15, 1998, Innofone issued 1,000,000 common share purchase warrants to a shareholder of Innofone as consideration for services provided, related to the reverse take-over transaction with APC Telecom Inc. described in paragraph 2. A value of $9,838 was assigned to the common share purchase warrants. Each common share purchase warrant was exercisable until June 30, 1999 to acquire one common share at $0.02 per share. On January 5, 1999, the common share purchase warrants were exercised. Upon exercise of the 1,000,000 common share purchase warrants, 1,000,000 common shares were issued at $0.02 per share. The share purchase warrants and the shares issued upon exercise of the warrants were issued pursuant to the exemptions from registration set forth in Rule 504 of the Securities Act of 1933, as amended (the "Securities Act").

2. On June 26, 1998, APC Telecom Inc., a federally chartered Canadian company ("APC"), was acquired by Innofone in a stock-for-stock exchange pursuant to an Agreement and Plan of Reorganization dated June 12, 1998 among Innofone, APC and the shareholders of APC. As a result of the exchange, APC became a wholly owned subsidiary of Innofone. Innofone issued to the shareholders of APC (i) 5,000,000 shares of its common stock, par value $.001 per share ("Shares"), and (ii) 5,000,000 shares of Series A, Convertible Preferred Stock, pursuant to the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), as a transaction not involving a public offering.



3. From July 28, 1998 through October 14, 1998 Innofone sold a total of 2,000,000 Units, at a price of $0.05 per Unit, to 13 investors located in the Bahamas, Hong Kong, and Mexico, netting Innofone $100,000. Each Unit consisted of (i) one Share; (ii) One Class A common stock purchase warrant exercisable April 30, 1999, to purchase one Share at a price of $0.10 per Share; (iii) One Class B common stock purchase warrant exercisable until April 30, 1999, to purchase one Share at a price of $.14 per Share; and (iv) One Class C common stock purchase warrant exercisable until April 30, 1999, to purchase one Share at a price of $0.20 per Share. A total of (i) 1,848,000 Class A Warrants were exercised, between December 23, 1998 and April 30, 1999, netting Innofone $184,800, (ii) 1,820,000 Class B Warrants were exercised, between December 8, 1998 and April 30, 1999, netting Innofone $254,800, and (iii) 462,000 Class C Warrants were exercised, between April 10, 1999 and April 30, 1999, netting Innofone $92,400. The Units were sold pursuant to the exemption from registration set forth in Rule 504, promulgated under the Securities Act; the Shares issued pursuant to the exercise of the Class A, B, and C Warrants were issued pursuant to the exemption from registration set forth in Rule 504, promulgated under the Securities Act.



4. During August through October 1999, Innofone raised a total of $501,100 U.S. in a private placement of its convertible promissory notes to 23 subscribers in Canada. Each holder of the notes is entitled to convert the note plus accrued interest with shares at the rate of $0.40 U.S. per share. The notes are unsecured, bear interest at the annual rate of 8% and are due on July 31,

2000. The notes were sold pursuant to the exemption from registration set forth in section 4(2) of the Securities Act, as a transaction not involving a public offering.



5. During January and February 2000, Innofone raised a total of $1,039,5000 U.S. in a private placement of its convertible promissory notes to 50 subscribers in Canada. Each holder of the notes is entitled to convert the note plus accrued interest to shares at the rate of $0.40 U.S. per share. The notes are unsecured, bear interest at the annual rate of 8% and are due beginning in January 2001. Each note also has a warrant allowing the holder to purchase 2.5 shares of common stock, for every $1.00 of notes, at an exercise price of $1.00 per share. The warrants expire December 31, 2000. The notes and warrants were sold pursuant to the exemption from registration set forth in section 4(2) of the Securities Act, as a transaction not involving a public offering.


Item 27.  EXHIBITS


EXHIBIT NUMBER          DESCRIPTION OF EXHIBIT
----------------        ----------------------
**2.02                  Agreement and Plan of Reorganization among Registrant,
                        APC Telecommunications Inc. ("APC"), and the
                        Shareholders of APC.

**3.01(i)               Certificate of Incorporation of the Registrant.

**3.01(ii)              By-Laws of the Registrant.

*5.01                   Opinion of Berns & Berns.

**10.01                 Agreement dated March 3, 1999 between Canadian Telecom
                        Resellers Alliance and Registrant.

*10.02                  Agreement dated March 2, 2000 ACS Communications
                        Industry Services, Inc. and Registrant.

**10.03 Memorandum of Understanding dated November 30, 1999 between Registrant and Douglas Burdon.

* 10.04 Amended Memorandum of Understanding dated April 5, 2000 between Registrant and Douglas Burdon

**10.05                1997 Employee Stock Option Plan

**10.065               1997 Compensatory Stock Option Plan

**10.07 Joint Subscription Agreement to Innofone.com Incorporated and Hot Caller Com Inc.

**10.08                Amending Agreement Between Innofone,com Incorporated, Hot
                       Caller.Com Inc., and Larry Hunt, Rick Quinney and Ron
                       Crowe

*10.09                 Reseller Agreement between Rogers Wireless Inc. and
                       Innofone Canada Inc., dated April 20, 2000.

**21.01                Subsidiaries of the Registrant.

*23.01                 Consent of Berns & Berns (included in Exhibit 5)

*23.02                 Consent of KPMG LLP

-----------
* Filed herewith
** Previously filed.



Item 28.  UNDERTAKINGS


         Innofone hereby undertakes:


(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


         (iii) and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


(2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;



(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;


(4) to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser;


(5) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Innofone pursuant to the foregoing provisions, or otherwise, Innofone has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Innofone of expenses incurred or paid by a director, officer or controlling person of Innofone in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Innofone will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

(6) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;



(7) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF VAUGHAN, ONTARIO, CANADA, ON MAY 24, 2000.



Innofone,com, Incorporated




By: /Larry Hunt/
------------------
Larry Hunt,
President


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

-----------------------------------------       ----------------------------------     ----------------
                 SIGNATURE                                   TITLE                          DATE

-----------------------------------------       ----------------------------------     ----------------
/s/ Larry Hunt                                  President, Chief Executive             May 24, 2000
-----------------------                         Officer, Director (Principal
Larry Hunt                                      Executive Officer)

-----------------------------------------       ----------------------------------     ----------------
/s/ Richard Quinney                             Chief Financial Officer, Director      May 24, 2000
-----------------------                         (Principal Financial and
Richard Quinney                                 Accounting Officer)

-----------------------------------------       ----------------------------------     ----------------
/s/ Ronald Crowe                                Director                               May 24, 2000
-----------------------
Ronald Crowe

-------------------------------------------------------------------------------------------------------

                                 EXHIBIT INDEX


EXHIBIT NUMBER         DESCRIPTION OF EXHIBIT
--------------         ----------------------
**2.02                 Agreement and Plan of Reorganization among Registrant,
                       APC Telecommunications Inc. ("APC"), and the Shareholders
                       of APC.

**3.01(i)              Certificate of Incorporation of the Registrant.

**3.01(ii)             By-Laws of the Registrant.

*5.01                  Opinion of Berns & Berns.

**10.01                Agreement dated March 3, 1999 between Canadian Telecom
                       Resellers Alliance and Registrant.

*10.02                 Agreement dated March 2, 2000 ACS Communications Industry
                       Services, Inc. and Registrant.

**10.03 Memorandum of Understanding dated November 30, 1999 between Registrant and Douglas Burdon.

* 10.04 Amended Memorandum of Understanding dated April 5, 2000 between Registrant and Douglas Burdon

**10.05                1997 Employee Stock Option Plan

**10.065               1997 Compensatory Stock Option Plan

**10.07 Joint Subscription Agreement to Innofone.com Incorporated and Hot Caller Com Inc.

**10.08                Amending Agreement Between Innofone,com Incorporated, Hot
                       Caller.Com Inc., and Larry Hunt, Rick Quinney and Ron
                       Crowe

*10.09                 Reseller Agreement between Rogers Wireless Inc. and
                       Innofone Canada Inc., dated April 20, 2000.

**21.01                Subsidiaries of the Registrant.

*23.01                 Consent of Berns & Berns (included in Exhibit 5)

*23.02                 Consent of KPMG LLP

------------
* Filed herewith
** Previously filed.